UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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◻ Definitive Proxy Statement
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Valhi, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Valhi, Inc.
Three Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, Texas 75240‑2620

April [ • ], 2020

To Our Stockholders:

You are cordially invited to attend the 2020 annual meeting of stockholders of Valhi, Inc., which will be held on Thursday, May 28, 2020, at 10:00 a.m., local time, at our corporate offices at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas  75240-2620.  The matters to be acted upon at the meeting are described in the attached notice of annual meeting of stockholders and proxy statement.
Whether or not you plan to attend the meeting, please cast your vote as instructed on your notice of internet availability of proxy materials or, if you have requested a paper copy, on the proxy card or voting instruction form, as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes.  Your vote, whether given by proxy or in person at the meeting, will be held in confidence by the inspector of election as provided in our bylaws.
Sincerely,

Loretta J. Feehan
Chair of the Board

Robert D. Graham
Vice Chairman of the Board,
President and Chief Executive Officer

Valhi, Inc.
Three Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, Texas 75240‑2620

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 28, 2020

To the Stockholders of Valhi, Inc.:

The 2020 annual meeting of stockholders of Valhi, Inc. will be held on Thursday, May 28, 2020, at 10:00 a.m., local time, at our corporate offices at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas  75240-2620, for the following purposes:
1.	to elect the six director nominees named in the proxy statement to serve until the 2021 annual meeting of stockholders;
2.	to approve, on a nonbinding advisory basis, our named executive officer compensation;
3.
to adopt and approve an amendment to our third amended and restated certificate of incorporation to effect (a) a reverse stock split of our outstanding shares of common stock, at a reverse stock split ratio of 1-for-8, 1-for-10 or 1-for-12, as determined by our board of directors at a later date, and (b) a reduction in the number of authorized shares of Valhi’s stock from 505,000,000 shares (500,000,000 shares of common stock and 5,000,000 shares of preferred stock), par value $.01 per share, to 50,500,000 shares (50,000,000 shares of common stock and 500,000 shares of preferred stock), par value $.01 per share (we refer to this proposal as the “reverse stock split proposal”); and

4.	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The close of business on March 31, 2020, has been set as the record date for the meeting.  Only holders of our common stock at the close of business on the record date are entitled to notice of and to vote at the meeting.  A complete list of stockholders entitled to vote at the meeting will be available for examination during normal business hours by any of our stockholders, for purposes related to the meeting, for a period of ten days prior to the meeting at our corporate offices.
You are cordially invited to attend the meeting.  Whether or not you plan to attend the meeting, please cast your vote by following the instructions on the notice of internet availability of proxy materials or, if you have requested a paper copy, on the proxy card or voting instruction form, as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes.
By Order of the Board of Directors,

Jane R. Grimm, Secretary

Dallas, Texas
April [ • ], 2020

Important Notice Regarding the Availability of Proxy Materials for the
Annual Stockholder Meeting to Be Held on May 28, 2020.

The proxy statement and annual report to stockholders (including Valhi’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019) are available at www.viewproxy.com/Valhi/2020.

*Special COVID-19 Note: Valhi is monitoring the emerging public health impact of the coronavirus outbreak (COVID-19). If public health developments warrant, we may need to change the time, date or location of the annual meeting.  Any such change will be announced via press release and the filing of additional proxy materials with the Securities and Exchange Commission.

TABLE OF CONTENTS
Page
TABLE OF CONTENTS
GLOSSARY OF TERMS
GENERAL INFORMATION
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
CONTROLLING STOCKHOLDER
SECURITY OWNERSHIP
Ownership of Valhi
Ownership of Related Companies
PROPOSAL 1: ELECTION OF DIRECTORS
Nominees for Director
EXECUTIVE OFFICERS
Current Executive Officers
Upcoming Executive Officer Changes
CORPORATE GOVERNANCE
Controlled Company Status, Director Independence and Committees
2019 Meetings and Standing Committees of the Board of Directors
Audit Committee
Management Development and Compensation Committee
Risk Oversight
Identifying and Evaluating Director Nominees
Leadership Structure of the Board of Directors and Independent Director Meetings
Stockholder Proposals and Director Nominations for the 2021 Annual Meeting of Stockholders
Communications with Directors
Compensation Committee Interlocks and Insider Participation
Code of Business Conduct and Ethics
Corporate Governance Guidelines
Availability of Corporate Governance Documents
Employee, Officer and Director Hedging
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS AND OTHER INFORMATION
Compensation Discussion and Analysis
Compensation Committee Report
Summary of Cash and Certain Other Compensation of Executive Officers
No Grants of Plan-Based Awards
No Outstanding Equity Awards at December 31, 2019
No Option Exercises or Stock Vested
Pension Benefits
Nonqualified Deferred Compensation
Pay Ratio Disclosure
Director Compensation
Compensation Policies and Practices as They Relate to Risk Management
Compensation Consultants
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND TRANSACTIONS
Related Party Transaction Policy
Relationships with Related Parties
Intercorporate Services Agreements
Risk Management Program
Tax Matters
Related Party Loans for Cash Management Purposes
Data Recovery Program
Guarantees Provided to Valhi by Affiliates and Related Items
Guarantees Provided by Valhi to Affiliates and Related Items
AUDIT COMMITTEE REPORT
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM MATTERS
Independent Registered Public Accounting Firm
Fees Paid to PricewaterhouseCoopers LLP
Preapproval Policies and Procedures
i

PROPOSAL 2:NONBINDING ADVISORY RESOLUTION ON NAMED EXECUTIVE OFFICER COMPENSATION
Background
Say-on-Pay Proposal
Effect of the Proposal
Vote Required
PROPOSAL 3:  THE REVERSE STOCK SPLIT PROPOSAL
General
Reasons for the Reverse Stock Split and the Authorized Share Reduction
Criteria to be Used for Determining the Ratio
Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split and the Authorized Share Reduction
Effective Time
Fractional Shares
Effects of the Reverse Stock Split and the Authorized Share Reduction
No Appraisal Rights
Interest of Certain Persons in Matters to be Acted Upon
Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split
Voting Requirements
OTHER MATTERS
2019 ANNUAL REPORT ON FORM 10-K
STOCKHOLDERS SHARING THE SAME ADDRESS
REQUEST COPIES OF THE 2019 ANNUAL REPORT AND THIS PROXY STATEMENT
EXHIBIT A — Certificate of Amendment to Third Amended and Restated Certificate of IncorporationA-

ii

GLOSSARY OF TERMS
“Alliance Advisors” means Alliance Advisors, LLC, our proxy management advisor who will act as inspector of election for the annual meeting of stockholders.
“BMI” means Basic Management, Inc., a land management company that is a subsidiary of Tremont.
“brokerage firm or other nominee” means a brokerage firm or other nominee such as a banking institution, custodian, trustee or fiduciary (other than our transfer agent, Computershare) through which a stockholder holds its shares of our common stock.
“broker/nominee non-vote” means a non-vote by a brokerage firm or other nominee for shares held for a client’s account for which the brokerage firm or other nominee does not have discretionary authority to vote on a particular matter and has not received instructions from the client.
“Code” means the Internal Revenue Code of 1986, as amended.
“Computershare” means Computershare Trust Company, N.A., our stock transfer agent and registrar.
“CompX” means CompX International Inc., one of our publicly held subsidiaries that manufactures security products and recreational marine components.
“Contran” means Contran Corporation, the parent corporation of our consolidated tax group.
“Dixie Rice” means Dixie Rice Agricultural L.L.C., one of our parent companies.
“EWI” means EWI RE, Inc., a wholly owned subsidiary of NL that, prior to NL’s sale of EWI’s insurance and risk management business to a third party in November 2019, was a reinsurance brokerage and risk management company.
“Family Trust” means the Harold C. Simmons Family Trust No. 2, which was established for the benefit of Serena Simmons Connelly and Lisa K. Simmons and their children.
“independent directors” means the following directors:  Thomas E. Barry, Terri L. Herrington, W. Hayden McIlroy and Mary A. Tidlund.
“ISA” means an intercorporate services agreement between Contran and a related company pursuant to which employees of Contran provide certain services, including executive officer services, to such related company on an annual fixed fee basis.
“Kronos Worldwide” means Kronos Worldwide, Inc., one of our publicly held subsidiaries that is an international manufacturer of titanium dioxide products.
“LandWell” means The LandWell Company L.P., a real estate development company that is a subsidiary of Tremont.
“named executive officer” means any person named in the 2019 Summary Compensation Table in this proxy statement.
“NL” means NL Industries, Inc., one of our publicly held subsidiaries that is a diversified holding company (i) of which CompX is a subsidiary and (ii) that holds a significant investment in Kronos Worldwide.
“NLKW” means NLKW Holding, LLC, a wholly-owned subsidiary of NL, which holds a significant equity interest in Kronos Worldwide.
“NYSE” means the New York Stock Exchange.
“PCAOB” means the Public Company Accounting Oversight Board, a private sector, non-profit corporation that oversees auditors of U.S. public companies.
“PwC” means PricewaterhouseCoopers LLP, our independent registered public accounting firm.
“record date” means the close of business on March 31, 2020, the date our board of directors set for the determination of stockholders entitled to notice of and to vote at the 2020 annual meeting of our stockholders.
“RPT Policy” means the Amended and Restated Valhi, Inc. Policy Regarding Related Party Transactions dated January 26, 2018.
 “Say-on-Pay” means the second proposal in this proxy statement for a nonbinding advisory vote for the consideration of our stockholders to approve the compensation of our named executive officers as such proposal is described and as such compensation is disclosed in this proxy statement.
 “SEC” means the U.S. Securities and Exchange Commission.
“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.
“stockholder of record” means a stockholder of our common stock who holds shares in its name in certificate form or electronically with our transfer agent, Computershare.
“Tall Pines” means Tall Pines Insurance Company, an indirect wholly owned captive insurance subsidiary of ours.
 “Tremont” means Tremont LLC, one of our wholly owned subsidiaries.
“Valhi,” “us,” “we” or “our” means Valhi, Inc.
iii

Valhi, Inc.
Three Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, Texas 75240‑2620

PROXY STATEMENT

GENERAL INFORMATION
We are providing this proxy statement in connection with the solicitation of proxies by and on behalf of our board of directors for use at our 2020 annual meeting of stockholders to be held on Thursday, May 28, 2020, and at any adjournment or postponement of the meeting.  Holders of our common stock as of the close of business on March 31, 2020, are entitled to receive notice of and the right to vote at the annual meeting.  We will begin distributing a notice of internet availability of our proxy materials to the holders of our common stock on or about April [ • ], 2020.  Our proxy materials include:
•	the accompanying notice of the 2020 annual meeting of stockholders;
•	this proxy statement;
•	our 2019 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2019; and
•	a proxy card or voting instruction form.
We are not incorporating the 2019 annual report into this proxy statement, and you should not consider the annual report as proxy solicitation material.  The accompanying notice of annual meeting of stockholders sets forth the time, place and purposes of the meeting.  Our principal executive offices are located at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240‑2620.
Please refer to the Glossary of Terms on page iii for the definitions of certain terms used in this proxy statement.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Q:	What is the purpose of the annual meeting?
A:	At the annual meeting, stockholders will vote on the following, as described in this proxy statement:
•	Proposal 1 – the election of the six director nominees named in this proxy statement;
•	Proposal 2 – the adoption of a nonbinding advisory resolution that approves the named executive officer compensation described in this proxy statement (Say-on-Pay); and
•
Proposal 3 – the “reverse stock split proposal,” which is the adoption and approval of an amendment to our third amended and restated certificate of incorporation to effect (a) a reverse stock split of our outstanding shares of common stock, at a reverse stock split ratio of 1-for-8, 1-for-10 or 1-for-12, as determined by our board of directors at a later date (the “Reverse Stock Split”), and (b) a reduction in the number of authorized shares of Valhi’s stock from 505,000,000 shares (500,000,000 shares of common stock and 5,000,000 shares of preferred stock), par value $.01 per share, to 50,500,000 shares (50,000,000 shares of common stock and 500,000 shares of preferred stock), par value $.01 per share (the “Authorized Share Reduction”).

In addition, stockholders will vote on any other matter that may properly come before the meeting.
If the reverse stock split proposal is approved by our stockholders at the annual meeting, it will become effective only upon a subsequent determination by the board of directors that the Reverse Stock Split and Authorized Share Reduction are in the best interests of Valhi and our stockholders at the time the reverse stock split proposal is effected. Our board of directors may make this determination as soon as immediately following the conclusion of the annual meeting, and the Reverse Stock Split and Authorized Share Reduction could become effective as soon as the business day immediately following the annual meeting.

Notwithstanding approval of the reverse stock split proposal by our stockholders, our board of directors reserves the right to elect not to proceed with implementing the reverse stock split proposal at any time prior to the date on which the amendment to our third amended and restated certificate of incorporation becomes effective pursuant the General Corporation Law of the State of Delaware, if it determines, in its sole discretion, that the reverse stock split proposal is no longer in the best interests of the Company or its stockholders. If our board of directors does not implement an approved Reverse Stock Split prior to the one year anniversary of the 2020 annual meeting of stockholders, the board will seek stockholder approval before implementing any reverse stock split after such time.
Q:	How does the board recommend that I vote?
A:	The board of directors recommends that you vote FOR:
•	the election of each of the nominees for director named in this proxy statement;
•	the approval and adoption of proposal 2 (Say-on-Pay); and
•	the approval and adoption of the reverse stock split proposal.
Q:	What is the purpose of the Reverse Stock Split?
A:
The Reverse Stock Split will significantly reduce our current listing fees with the NYSE.  Our board of directors also believes that the Reverse Stock Split may improve marketability of our common stock and may encourage interest and trading in our common stock.

Q:	Who is allowed to vote at the annual meeting?
A:
The board of directors has set the close of business on March 31, 2020 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.  Only holders of our common stock as of the close of business on the record date are entitled to vote at the meeting.  On the record date, 339,235,449 shares of our common stock were issued and outstanding for voting purposes.  Each share of our common stock entitles its holder to one vote.

Q:	Why did I receive a notice regarding the internet availability of proxy materials instead of paper copies of the proxy materials?
A:
Pursuant to the SEC notice and access rules we furnish proxy materials over the internet to both our stockholders of record and our stockholders who hold our common stock through a brokerage firm or other nominee.  We believe that taking advantage of these rules expedites our stockholders’ receipt of proxy materials, while also lowering the costs associated with conducting our annual meeting.  You can find instructions on how to access and review the proxy materials, and how to vote over the internet, on the notice of internet availability of proxy materials that you received.  The notice also contains instructions on how you can receive a paper copy of this proxy statement, our 2019 Annual Report to Stockholders and a voting instruction form or proxy card.

Q:	How do I vote if I am a stockholder of record?
A:
If you hold shares of our common stock in your name in certificate form or electronically with our transfer agent, Computershare, and not through a brokerage firm or other nominee, you are a stockholder of record.  As a stockholder of record, you may:

•	vote over the internet at www.AALvote.com/VHI;
•	vote by telephone using the voting procedures set forth on your proxy card;
•	instruct the agents named on your proxy card how to vote your shares by completing, signing and mailing the proxy card in the envelope provided; or
•	vote in person at the annual meeting.
Q:
What are the consequences if I am a stockholder of record and I execute my proxy card but do not indicate how I would like my shares voted for one or more of the director nominees named in this proxy statement or proposal 2 (Say-on-Pay) or proposal 3 (the reverse stock split proposal)?

A:	If you are a stockholder of record the agents named on your proxy card will vote your shares on such uninstructed nominee or proposal as recommended by the board of directors in this proxy statement.
Q:	How do I vote if my shares are held through a brokerage firm or other nominee?
A:
If you hold your shares through a brokerage firm or other nominee, you must follow the instructions on your notice of internet availability of proxy materials or on your voting instruction form, on how to vote your shares.  In order to ensure your brokerage firm or other nominee votes your shares in the manner you would like, you must provide voting instructions to your brokerage firm or other nominee by the deadline provided on your notice of internet availability of proxy materials or voting instruction form.

Brokerage firms or other nominees may not vote your shares on the election of a director nominee or proposal 2 or proposal 3 in the absence of your specific instructions as to how to vote.  We encourage you to provide instructions to your brokerage firm or other nominee regarding the voting of your shares.  If you do not instruct your brokerage firm or other nominee how to vote with respect to the election of a director nominee or proposal 2 or proposal 3, your brokerage firm or other nominee may not vote with respect to the election of such director nominee or on proposal 2 or proposal 3 and your vote will be counted as a “broker/nominee non-vote.”  “Broker/nominee non-votes” are non-votes by a brokerage firm or other nominee for shares held in a client’s account for which the brokerage firm or other nominee does not have discretionary authority to vote on a particular matter and has not received instructions from the client.  How we treat broker/nominee non-votes is separately described in each of the answers below regarding what constitutes a quorum and the requisite votes necessary to elect a director nominee or approve proposal 2 or proposal 3.
Q:	If I hold my shares through a brokerage firm or other nominee, how may I vote in person at the annual meeting?
A:
If you wish to vote in person at the annual meeting, you will need to follow the instructions on your notice of internet availability of proxy materials or voting instruction form on how to obtain the appropriate documents to vote in person at the meeting.

Q:	Who will count the votes?
A:	The board of directors has appointed Alliance Advisors to ascertain the number of shares represented, tabulate the vote and serve as inspector of election for the meeting.
Q:	Is my vote confidential?
A:	Yes. All proxy cards, ballots or voting instructions will be kept confidential in accordance with our bylaws.

Q:	How do I change or revoke my proxy instructions if I am a stockholder of record?
A:	If you are a stockholder of record, you may change or revoke your proxy instructions in any of the following ways:
•	delivering to Alliance Advisors a written revocation;
•	submitting another proxy card bearing a later date;
•	changing your vote on www.AALvote.com/VHI;
•	using the telephone voting procedures set forth on your proxy card; or
•	voting in person at the annual meeting.
Q:	How do I change or revoke my voting instructions if my shares are held through a brokerage firm or other nominee?
A:
If your shares are held through a brokerage firm or other nominee, you must follow the instructions from your brokerage firm or other nominee on how to change or revoke your voting instructions or how to vote in person at the annual meeting.

Q:	What constitutes a quorum?
A:	A quorum is the presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the meeting.
Shares that are voted “abstain” or “withheld” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the annual meeting.
As already discussed in the previous answer regarding how to vote shares held through a brokerage firm or other nominee, there are no proposals for the annual meeting that would allow a brokerage firm or nominee to vote uninstructed shares.  If a brokerage firm or other nominee receives no instruction for the election of any director nominee and receives no instruction for proposal 2 and proposal 3, such uninstructed shares will be counted as not entitled to vote and are, therefore, not considered for purposes of determining whether a quorum is present at the annual meeting.  If a brokerage firm or other nominee receives instructions on the election of at least one director nominee or on proposal 2 or proposal 3, such instructed shares will be counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the annual meeting.
Dixie Rice directly held approximately 91.5% of the outstanding shares of our common stock as of the record date.  Dixie Rice has indicated its intention to have its shares of our common stock represented at the meeting.  If Dixie Rice attends the meeting in person or by proxy, the meeting will have a quorum present.
Q:	Assuming a quorum is present, what vote is required to elect a director nominee?
A:
A plurality of affirmative votes of the holders of our outstanding shares of common stock represented and entitled to vote at the meeting is necessary to elect each director nominee.  You may indicate on your proxy card or in your voting instructions that you desire to withhold authority to vote for any of the director nominees.  Since director nominees need only receive a plurality of affirmative votes from the holders represented and entitled to vote at the meeting to be elected, a vote withheld or a broker/nominee non-vote regarding a particular nominee will not affect the election of such director nominee.

Dixie Rice has indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR the election of each of the director nominees named in this proxy statement.  If Dixie Rice attends the meeting in person or by proxy and votes as indicated, the stockholders will elect all of the nominees named in this proxy statement to the board of directors.
Q:	Assuming a quorum is present, what vote is required to adopt and approve proposal 2 (Say-on-Pay)?
A:
The stockholder resolution contained in this proposal provides that the nonbinding affirmative vote of the holders of the majority of the outstanding shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter will be the requisite vote to adopt the resolution and approve the compensation of our named executive officers as such compensation is disclosed in this proxy statement.  Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote.  Broker/nominee non-votes will not be counted as entitled to vote and will have no effect on this proposal.

Dixie Rice has indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR this nonbinding advisory proposal.  If Dixie Rice attends the meeting in person or by proxy and votes as indicated, the stockholders will, by a nonbinding advisory vote, approve this proposal.
Q:	Assuming a quorum is present, what vote is required to adopt and approve proposal 3 (the reverse stock split proposal)?
A:
The affirmative vote of the holders of the majority of the outstanding shares of our common stock is required to adopt proposal 3.  Abstentions and broker/nominee non-votes will have the same effect as a vote against proposal 3.

Dixie Rice has indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR proposal 3.  If Dixie Rice attends the meeting in person or by proxy and votes as indicated, the stockholders will approve this proposal.
Q:	Assuming a quorum is present, what vote is required to approve any other matter to come before the meeting?
A:
Except as applicable laws may otherwise provide, the approval of any other matter that may properly come before the meeting will require the affirmative votes of the holders of the majority of the outstanding shares represented and entitled to vote at the meeting.  Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote.

Q:	If I am a stockholder of record, how will the agents named on my proxy card vote on any other matter to come before the meeting?
A:
If you are a stockholder of record and to the extent allowed by applicable law, the agents named on your proxy card will vote in their discretion on any other matter that may properly come before the meeting.

Q:	Who will pay for the cost of soliciting the proxies?
A:
We will pay all expenses related to the solicitation, including charges for preparing, printing, assembling and distributing all materials delivered to stockholders.  In addition to the solicitation by mail, our directors, officers and regular employees may solicit proxies by telephone or in person for which such persons will receive no additional compensation.  Upon request, we will reimburse brokerage firms or other nominees for their reasonable out-of-pocket expenses incurred in distributing proxy materials and voting instruction forms to the beneficial owners of our common stock that hold such stock in accounts with such entities.

CONTROLLING STOCKHOLDER
Dixie Rice is the direct holder of approximately 91.5% of the outstanding shares of our common stock as of the record date.  Dixie Rice has indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR the election of each of the director nominees named in this proxy statement and FOR proposal 2 and proposal 3.  If Dixie Rice attends the meeting in person or by proxy and votes as indicated, the meeting will have a quorum present and the stockholders will elect all of the nominees named in this proxy statement to the board of directors and will approve proposal 2 and proposal 3.
SECURITY OWNERSHIP
Ownership of Valhi.  The following table and footnotes set forth as of the record date the beneficial ownership, as defined by regulations of the SEC, of our common stock held by each individual, entity or group known to us to own beneficially more than 5% of the outstanding shares of our common stock, each of our current directors, each of the named executive officers (which include one former executive officer), and all of our current directors and executive officers as a group.  See footnote 3 below for information concerning the relationships of certain individuals and entities that may be deemed to own indirectly and beneficially more than 5% of the outstanding shares of our common stock.  All information is taken from or based upon ownership filings made by such individuals or entities with the SEC or upon information provided by such individuals or entities.
	Valhi Common Stock (1)
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (2)

5% Stockholders

Harold C. Simmons Family Trust No. 2	310,346,282	(3)(4)	91.5%
Lisa K. Simmons	310,346,282	(3)(4)	91.5%
Serena Simmons Connelly	310,402,418	(3)(4)	91.5%

Directors and Named Executive Officers

Thomas E. Barry	68,400	(5)	*
Loretta J. Feehan	19,900	(5)	*
Robert D. Graham	4,000	(5)	*
Terri L. Herrington	12,900	(5)	*
W. Hayden McIlroy	43,400	(5)(6)	*
Mary A. Tidlund	16,900	(5)	*

James W. Brown	-0-	(5)	-0-
Kelly D. Luttmer	-0-	(5)	-0-
Andrew B. Nace	-0-	(5)	-0-
Courtney J. Riley	-0-	(5)	-0-
Gregory M. Swalwell	3,498	(5)	*

Current directors and executive officers as a group (17 persons)	165,500	(5)	*

* Less than 1%.
(1)
Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act, and is not necessarily indicative of beneficial ownership for any other purpose.  Except as otherwise noted, the listed entities, individuals or group have sole investment power and sole voting power as to all shares set forth opposite their names.  Except as noted in footnote 4 to this table, the business address for each listed person or entity is Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2620.

(2)
The percentages set forth above and in the following footnotes are based on 339,235,449 shares of our common stock outstanding for voting purposes as of the record date.  NL (including a wholly owned subsidiary of NL) and Kronos Worldwide own 14,372,970 shares and 1,724,916 shares, respectively, of our common stock.  Since NL and Kronos Worldwide are majority owned subsidiaries of ours, pursuant to Delaware law we treat the shares of our common stock that NL and Kronos Worldwide own as treasury stock for voting purposes.  Pursuant to Section 13(d)(4) of the Securities Exchange Act, such shares are not deemed outstanding for the purposes of calculating the percentage ownership of the outstanding shares of our common stock as of the record date in this proxy statement.

(3)
The shares reported in this table for the Family Trust and Ms. Simmons consist of the 310,346,282 shares of our common stock held directly by Dixie Rice.  The shares reported in this table for Ms. Connelly consist of the 310,346,282 shares of our common stock held directly by Dixie Rice, plus 56,136 shares of our common stock she holds directly or through a trust for which she is sole trustee and sole beneficiary.  See footnote 4 to this table, below.

(4)	The following is a description of certain related entities or persons that may be deemed to beneficially own outstanding shares of our common stock.
A majority of Contran’s outstanding voting stock is held directly by Ms. Simmons and Ms. Connelly and various family trusts established for the benefit of Ms. Simmons and Ms. Connelly and their children and for which Ms. Simmons or Ms. Connelly, as applicable, serves as trustee (collectively, the “Other Trusts”). Ms. Simmons and Ms. Connelly are sisters. The remainder of Contran’s outstanding voting stock is held by the Family Trust, for which Tolleson Private Bank, a third party financial institution, serves as trustee (the “Trustee”). Ms. Simmons and Ms. Connelly can appoint qualifying successor trustees of the Family Trust if the Trustee resigns or otherwise decides not to serve as trustee.  The business address of the Family Trust (and the Trustee) is 5550 Preston Road, Suite B, Dallas, Texas 75205.
Ms. Simmons and Ms. Connelly serve as co-chairs of the board of directors of Contran, and one other member of Contran management also serves on the board of directors of Contran.  Ms. Simmons and Ms. Connelly each has the power to vote and direct the disposition of shares of Contran voting stock they hold directly or which is held by the Other Trusts for which they serve as trustee.  The Trustee of the Family Trust has the power to vote and direct the disposition of the shares of Contran voting stock held by the Family Trust.
Contran is the sole owner of 100% of our outstanding shares of non-voting preferred stock.  Contran is also the holder of the sole membership interest of Dixie Rice and may be deemed to control Dixie Rice.
Ms. Simmons, Ms. Connelly and the Family Trust directly hold, or are related to the following person or entities that directly hold, the following percentages of the outstanding shares of NL common stock:

Valhi	82.8%
Kronos Worldwide	Less than 1%
Serena Simmons Connelly	Less than 1%

Ms. Simmons, Ms. Connelly and the Family Trust directly hold, or are related to the following entities that directly hold, the following percentages of the outstanding shares of Kronos Worldwide common stock:

Valhi	50.1%
NLKW	30.5%
Contran	Less than 1%
Serena Simmons Connelly	Less than 1%

By virtue of the stock ownership of each of Kronos Worldwide, NL, Valhi, Dixie Rice and Contran, Ms. Simmons and Ms. Connelly being beneficiaries of the Family Trust, the direct holdings of Contran voting stock by each of Ms. Simmons, Ms. Connelly and the Other Trusts, the positions as co-chairs of the Contran board by each of Ms. Simmons and Ms. Connelly, and the Family Trust’s ownership of Contran voting stock, in each case as described above:
•
Ms. Simmons, Ms. Connelly and the Family Trust (and the Trustee, in its capacity as trustee of the Family Trust) may be deemed to control each of Contran, Dixie Rice, NL, Kronos Worldwide, CompX and us; and

•
Ms. Simmons, Ms. Connelly, the Family Trust (and the Trustee, in its capacity as trustee of the Family Trust), Contran, Dixie Rice, NL and Kronos Worldwide and we may be deemed to possess indirect beneficial ownership of shares of common stock directly held by such entities, including any shares of our common stock.

Except for the 56,136 shares of our common stock she holds directly or through a trust for which she is sole trustee and sole beneficiary, Ms. Connelly disclaims beneficial ownership of all shares of our common stock, except to the extent of her pecuniary interest in such shares, if any. Ms. Simmons disclaims beneficial ownership of all shares of our common stock except to the extent of her pecuniary interest in such shares, if any.  The Family Trust (and the Trustee) disclaims beneficial ownership of all shares of our common stock except to the extent of its pecuniary interest in such shares, if any.

(5)	Each of our directors or executive officers disclaims beneficial ownership of any shares of our common stock, except to the extent he or she has a pecuniary interest in such shares, if any.
(6)	A family partnership of which Mr. McIlroy is a general partner holds 31,400 of these shares in a margin account at a brokerage firm.
We understand that Contran and related entities or persons may consider acquiring or disposing of shares of our common stock through open market or privately negotiated transactions, depending upon future developments, including, but not limited to, the availability and alternative uses of funds, the performance of our common stock in the market, an assessment of our business and prospects, financial and stock market conditions and other factors deemed relevant by such entities.  We may similarly consider acquisitions of shares of our common stock and acquisitions or dispositions of securities issued by related entities.
Ownership of Related Companies.  Some of our directors and executive officers own equity securities of certain companies related to us.
Ownership of Kronos Worldwide and NL.  The following table and footnotes set forth the beneficial ownership, as of the record date, of the shares of Kronos Worldwide and NL common stock held by each of our current directors, each of the named executive officers, and all of our current directors and executive officers as a group.  All information is taken from or based upon ownership filings made by such persons with the SEC or upon information provided by such persons.
	Kronos Worldwide Common Stock			NL Common Stock
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (1)(2)	Amount and Nature of Beneficial Ownership (1)		Percent of Class (1)(3)

Thomas E. Barry	-0-	(4)	-0-	-0-	(4)	-0-
Loretta J. Feehan	9,800	(4)	*	14,250	(4)	*
Robert D. Graham	21,000	(4)	*	6,500	(4)	*
Terri L. Herrington	-0-	(4)	-0-	-0-	(4)	-0-
W. Hayden McIlroy	-0-	(4)	-0-	-0-	(4)	-0-
Mary A. Tidlund	-0-	(4)	-0-	-0-	(4)	-0-

James W. Brown	-0-	(4)	-0-	-0-	(4)	-0-
Kelly D. Luttmer	-0-	(4)	-0-	-0-	(4)	-0-
Andrew B. Nace	7,975	(4)	*	-0-	(4)	-0-
Courtney J. Riley	-0-	(4)	-0-	-0-	(4)	-0-
Gregory M. Swalwell	-0-	(4)	-0-	-0-	(4)	-0-

Current directors and executive officers as a group (17 persons)	46,275	(4)	*	21,750	(4)	*

* Less than 1%.
(1)
Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act, and is not necessarily indicative of beneficial ownership for any other purpose.  Except as otherwise noted, the listed individuals or group have sole investment power and sole voting power as to all shares set forth opposite their names.

(2)	The percentages are based on 115,651,706 shares of Kronos Worldwide common stock outstanding as of the record date.
(3)	The percentages are based on 48,755,734 shares of NL common stock outstanding as of the record date.
(4)
Each of our directors or executive officers disclaims beneficial ownership of any shares of Kronos Worldwide or NL common stock, except to the extent he or she has a pecuniary interest in such shares, if any.

Ownership of CompX.  The following table and footnotes set forth the beneficial ownership, as of the record date, of the CompX class A common stock held by each of our directors, each named executive officer, and all of our current directors and executive officers as a group.  All information is taken from or based upon ownership filings made by such persons with the SEC or upon information provided by such persons.

	CompX Class A Common Stock
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (1)

Thomas E. Barry	4,600	(2)	*
Loretta J. Feehan	6,600	(2)	*
Robert D. Graham	2,000	(2)	*
Terri L. Herrington	2,600	(2)	*
W. Hayden McIlroy	-0-	(2)	-0-
Mary A. Tidlund	4,600	(2)	*

James W. Brown	-0-	(2)	-0-
Kelly D. Luttmer	200	(2)	*
Andrew B. Nace	-0-	(2)	-0-
Courtney J. Riley	-0-	(2)	-0-
Gregory M. Swalwell	-0-	(2)	-0-

Current directors and executive officers as a group (17 persons)	20,850	(2)	*

* Less than 1%.
(1)
Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act, and is not necessarily indicative of beneficial ownership for any other purpose.  Except as otherwise noted, the listed individuals or group have sole investment power and sole voting power as to all shares set forth opposite their names.  The percentages are based on 12,443,057 shares of CompX class A common stock outstanding as of the record date.  NL directly holds approximately 86.4% of the outstanding shares of CompX class A common stock.

(2)	Each of our directors or executive officers disclaims beneficial ownership of any shares of CompX class A common stock, except to the extent he or she has a pecuniary interest in such shares, if any.

PROPOSAL 1
ELECTION OF DIRECTORS
Our bylaws provide that the board of directors shall consist of one or more members as determined by our board of directors or stockholders.  The board of directors has currently set the number of directors at six.  The board of directors recommends the six director nominees named in this proxy statement for election at our 2020 annual stockholder meeting.  The directors elected at the meeting will hold office until our 2021 annual stockholder meeting and until their successors are duly elected and qualified or their earlier removal or resignation.
All of the nominees are currently members of our board of directors whose terms will expire at the 2020 annual meeting.  All of the nominees have agreed to serve if elected.  If any nominee is not available for election at the meeting, your shares will be voted FOR an alternate nominee to be selected by the board of directors, unless you withhold authority to vote for such unavailable nominee.  The board of directors believes that all of its nominees will be available for election at the meeting and will serve if elected.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE FOLLOWING NOMINEES FOR DIRECTOR.
Nominees for Director.  All of our nominees have extensive senior management and policy-making experience or significant accounting experience.  We believe all of our nominees are knowledgeable about our businesses.  Each of our independent directors is financially literate.  The board of directors considered each nominee’s specific business experiences described in the biographical information provided below in determining whether to nominate him or her for election as a director.
Thomas E. Barry, age 76, has served on our board of directors since 2000.  Dr. Barry has held the position of professor of marketing in the Edwin L. Cox School of Business at Southern Methodist University since 1970, with emeritus status beginning in 2017.  He also served the university as vice president for executive affairs from 1995 to 2015.  Since 2016, he has served as a director of CompX and a member of its audit and management development and compensation committees.  He is chairman of our audit and management development and compensation committees.

Dr. Barry has over 19 years of experience on our board of directors, audit committee and management development and compensation committee.  He also has senior executive, operating, corporate governance, finance and financial accounting oversight experience from a large, non-profit, private educational institution and from a former publicly held corporation affiliated with us, which was publicly held at the time he served as one of its directors.

Loretta J. Feehan, age 64, has served as chair of the board (non-executive) of us, CompX, Kronos Worldwide and NL since 2017, and as a director of each such company since 2014.  She is a certified public accountant who consults on financial and tax matters.  She served as a tax partner with Deloitte and Touche LLP in the Denver office until 1992 primarily serving corporate clients.  Ms. Feehan also taught continuing education courses to tax practitioners around the country for many years. Ms. Feehan has been a financial advisor to Serena Simmons Connelly and Lisa K. Simmons since prior to 2015.

Ms. Feehan has six years of experience as a director of us, CompX, Kronos Worldwide and NL.  She also has over 42 years of financial and tax accounting and auditing experience, certain years of which were as a partner of one the largest international accounting firms.

Robert D. Graham, age 64, has served on our board of directors since 2016, as our vice chairman of the board since May 2017, as our chief executive officer since January 2017, and as our president since 2016.  He previously served as our chairman of the board from January 2017 to May 2017, as our executive vice president from 2014 to 2016, as our chief legal officer from 2015 to 2017, and as our vice president from 2003 to 2014.  He currently serves as vice chairman of the board, president and chief executive officer of Kronos Worldwide, as vice chairman of the board and chief executive officer of NL, as vice chairman of the board of CompX, and as president and chief executive officer of Contran.  He has served as a director of Contran, Kronos Worldwide and CompX since 2016, and as a director of NL since 2014.  Mr. Graham has served with various companies related to us and Contran since 2002.

Mr. Graham has extensive experience with our business.  He also has senior executive, operating, corporate governance, finance and financial accounting oversight experience with us and from other publicly and privately held entities related to us for which he currently serves or formerly served.

Terri L. Herrington, age 64, has served on our board of directors since 2018.  Ms. Herrington is a private investor.  She retired from International Paper Company, a worldwide producer of fiber-based packaging, pulp and paper, at the end of 2016.  Ms. Herrington worked for International Paper for nine years, including as their vice president finance beginning in 2011, and before that as their consumer packaging vice president finance and strategy and as their vice president internal audit.  Prior to joining International Paper, Ms. Herrington spent over 25 years with BP p.l.c. (and the former Amoco Corporation), a global producer of oil and gas, where she held a variety of finance and commercial positions, lastly as their global Director of Audit for Finance and Financial Control.  Since 2018, Ms. Herrington has served as a director and on the audit committee of CompX.  She is a member of our audit committee.
Ms. Herrington has two years of experience on the boards of directors and audit committees of Valhi and CompX.  She also has senior executive, operating, corporate governance, finance, and financial accounting oversight experience from two publicly-traded companies for which she formerly served.
W. Hayden McIlroy, age 80, has served on our board of directors since 2003.  He is a private investor, primarily in real estate.  From 1975 to 1986, Mr. McIlroy was the owner and chief executive officer of McIlroy Bank and Trust in Fayetteville, Arkansas.  He also founded other businesses, primarily in the food and agricultural industries.  Mr. McIlroy is a member of our audit and management development and compensation committees.

Mr. McIlroy has over 16 years of experience on our board of directors, audit committee and management development and compensation committee.  He also has senior executive, operating, corporate governance, finance and financial accounting oversight experience from a privately held bank and other privately held entities for which he formerly served.

Mary A. Tidlund, age 63, has served on our board of directors since 2016, and she previously served on our board of directors from 2014 to 2015.  Ms. Tidlund is a private investor.  From 1998 to 2017, she served as the president of The Mary A. Tidlund Charitable Foundation, a charitable organization that designed and funded sustainable development projects around the world.  From 1989 to 1995, she served as president and chief executive officer of Williston Wildcatters Oil Corporation, a former publicly traded oil exploration and service company.  Ms. Tidlund has served as a director and on the audit committee of CompX since 2016.  She is a member of our audit committee.

Ms. Tidlund has five years of experience on our board of directors and audit committee, and four years of experience on the board of directors and audit committee of CompX.  She also has senior executive, operating, corporate governance, finance and financial accounting oversight experience from a publicly traded oil exploration and service company for which she formerly served.

EXECUTIVE OFFICERS
Current Executive Officers.  Set forth below is certain information relating to our executive officers.  Each executive officer serves at the pleasure of the board of directors.  Biographical information with respect to Robert D. Graham is set forth under the Nominees for Director subsection above.
Name	Age	Position(s)
Robert D. Graham	64	Vice Chairman of the Board, President and Chief Executive Officer
Kelly D. Luttmer	56	Executive Vice President and Chief Tax Officer
Andrew B. Nace	55	Executive Vice President and General Counsel
Courtney J. Riley	54	Executive Vice President, Environmental Affairs
James W. Brown	63	Senior Vice President and Chief Financial Officer
Steve S. Eaton	61	Vice President, Internal Control over Financial Reporting
Jane R. Grimm	49	Vice President and Secretary
Bryan A. Hanley	39	Vice President and Treasurer
Janet G. Keckeisen	64	Vice President, Corporate Strategy and Investor Relations
Amy Allbach Samford	45	Vice President and Controller
Michael S. Simmons	48	Vice President and Chief Accounting Officer
John A. Sunny	57	Vice President, Information Technology

Kelly D. Luttmer has served as our executive vice president since 2014, and as our chief tax officer since 2015. She served as our global tax director from 2011 to 2015, as our tax director from 1998 to 2011, and as our vice president from 2005 to 2014.  She currently serves as executive vice president and chief tax officer of Kronos Worldwide, NL, CompX and Contran.  Ms. Luttmer has served in tax accounting positions (including officer positions) with various companies related to us and Contran since 1989.  As discussed below in the Upcoming Executive Officer Changes section, Ms. Luttmer has provided notice to us, CompX, Kronos Worldwide and NL that she will retire as an officer of us and those companies effective June 1, 2020.

Andrew B. Nace has served as our executive vice president since 2017 and as our general counsel since 2013.  He previously served as our secretary from 2017 to June 2019, as our senior vice president from 2015 to 2017, and as our vice president from 2013 to 2015.  He currently serves as executive vice president of CompX, NL and Kronos Worldwide, and as executive vice president, general counsel and secretary of Contran.  Mr. Nace has served as legal counsel (including officer positions) to companies related to us and Contran since 2003.

James W. Brown has served as our senior vice president and chief financial officer since June 2019.  He previously served as our vice president, business planning and strategic initiatives from 2013 to June 2019.  He currently serves as senior vice president and chief financial officer of Kronos Worldwide.  Mr. Brown has served in accounting and financial positions (including officer positions) with various companies related to us and Contran since 2003.

Steven S. Eaton has served as our vice president, internal control over financial reporting since 2015.  He currently serves as vice president, internal control over financial reporting for CompX, Kronos Worldwide and NL.  Mr. Eaton has served in internal audit positions (including officer positions) with various companies related to us and Contran since 2006.

Jane R. Grimm has served as our vice president since March 2019 and as our secretary since June 2019.  She currently serves as vice president and secretary of CompX.  Ms. Grimm has served in legal positions (including officer positions) with various companies related to us and Contran since 2010.
Bryan A. Hanley has served as our vice president and treasurer since 2017.  He currently serves as vice president and treasurer of CompX, Contran, Kronos Worldwide and NL.  From 2013 to 2017, Mr. Hanley served as assistant treasurer and director, investor relations of Pier 1 Imports, Inc., a publicly traded retailer specializing in home furnishings and decor, and also served as its assistant treasurer from 2010 to 2013.

Janet G. Keckeisen has served as our vice president, corporate strategy and investor relations since 2013.  She served as our vice president, investor relations from 2011 to 2013.  She currently serves as vice president, corporate strategy and investor relations of Kronos Worldwide.  Ms. Keckeisen has served in accounting and financial positions (including officer positions) with various companies related to us and Contran since 2007.

Courtney J. Riley has served as our executive vice president, environmental affairs since 2017.  She previously served as our vice president, environmental affairs from 2015 to 2017.  She currently serves as president of NL, as vice president, environmental affairs of Kronos Worldwide, and as senior vice president, environmental affairs of Contran.  Ms. Riley has served as legal counsel to and in environmental positions (including officer positions) with various companies related to us and Contran since 2009.

Amy Allbach Samford has served as our vice president and controller since 2016.  She currently serves as vice president and chief financial officer of NL and CompX, and as vice president and controller of Contran.  Ms. Samford has served in various accounting and financial positions (including officer positions) in various companies related to us and Contran since 2006.

Michael S. Simmons has served as our vice president and chief accounting officer since June 2019.  He currently serves as vice president, finance of Kronos Worldwide.  In 2018, Mr. Simmons served as director of special projects of Contran. From 1994 to 2018, Mr. Simmons was employed by PwC, most recently as a managing director.

John A. Sunny has served as our vice president, information technology since 2015.  He currently serves as Kronos Worldwide’s vice president and chief information officer and as Contran’s vice president, information technology.  Mr. Sunny has served in information technology positions (including officer positions) with various companies related to us and Contran since 2003.

Upcoming Executive Officer Changes.  On March 13, 2020, Kelly D. Luttmer, our executive vice president and chief tax officer, provided notice to us that, effective as of June 1, 2020, she will retire as one of our officers.  In connection with her retirement from us, Ms. Luttmer has also provided notice to Kronos Worldwide, NL and CompX that she will also retire as an officer of those companies as of such date.  Following such retirements, Ms. Luttmer will continue to be employed by Contran and will continue to serve as executive vice president and chief tax officer of Contran.

Following such retirement notice of Ms. Luttmer, our board of directors took action, also effective as of June 1, 2020, to:

•	elect Kristin B. McCoy as our vice president, tax;
•	elect Darci B. Scott as our vice president, tax – financial reporting; and
•	designate Ms. McCoy and Ms. Scott as executive officers of Valhi.

Ms. McCoy, age 47, has served in various tax accounting positions with various companies related to us and Contran since 2003 and currently serves as vice president, tax of Kronos Worldwide.  Beginning June 1, 2020, she will also serve as an executive officer of Kronos Worldwide as its vice president, tax.

Ms. Scott, age 45, has served in various tax accounting positions with various companies related to us and Contran since 2006 and currently serves as our vice president, tax.  Beginning June 1, 2020, she will also serve as an executive officer of each of CompX and NL as its vice president, tax.

CORPORATE GOVERNANCE
Controlled Company Status, Director Independence and Committees.  Because of Dixie Rice’s ownership of approximately 91.5% of the outstanding shares of our common stock, we are considered a controlled company under the listing standards of the NYSE.  Pursuant to the listing standards, a controlled company may choose not to have a majority of independent directors, independent compensation, nominations or corporate governance committees or charters for these committees.  We have chosen not to have an independent nominations or corporate governance committee or charters for these committees.  Our board of directors believes that the full board of directors best represents the interests of all of our stockholders and that it is appropriate for all matters that would otherwise be considered by a nominations, corporate governance or risk oversight committee to be considered and acted upon by the full board of directors.  Applying the NYSE director independence standards without any additional categorical standards, our board of directors has determined that Thomas E. Barry, Terri L. Herrington, W. Hayden McIlroy and Mary A. Tidlund are independent and have no material relationship with us other than serving as our directors.  While the members of our management development and compensation committee currently satisfy the independence requirements of the NYSE, we have chosen not to satisfy all of the NYSE corporate governance standards for a compensation committee, including not having a charter for our management development and compensation committee.
2019 Meetings and Standing Committees of the Board of Directors.  The board of directors held five meetings and took action by written consent on one occasion in 2019.  Each of our incumbent directors attended all of the board meetings and meetings of the committees on which he or she served that were held while he or she was in office during 2019.  It is expected that each director nominee will attend our 2020 annual meeting of stockholders, which is held immediately before the annual meeting of the board of directors.  All six of the directors who were elected at our 2019 annual stockholder meeting attended such meeting.
The board of directors has established and delegated authority to two standing committees, which are described below.  The board of directors is expected to elect the members of the standing committees at the board of directors annual meeting immediately following the annual stockholder meeting.  The board of directors has previously established, and from time to time may establish, other committees to assist it in the discharge of its responsibilities.
Audit Committee.  Our audit committee assists with the board of directors’ oversight responsibilities relating to our financial accounting and reporting processes and auditing processes.  The purpose, authority, resources and responsibilities of our audit committee are more specifically set forth in its charter.  Applying the requirements of the NYSE corporate governance standards (without additional categorical standards) and SEC regulations, as applicable, the board of directors has previously determined that:
•	each member of our audit committee is independent, financially literate and has no material relationship with us other than serving as our director; and
•	Ms. Terri L. Herrington is an “audit committee financial expert.”
No member of our audit committee serves on more than three public company audit committees.  For further information on the role of our audit committee, see the Audit Committee Report in this proxy statement.  The current members of our audit committee are Thomas E. Barry (chairman), Terri L. Herrington, W. Hayden McIlroy and Mary A. Tidlund.  Our audit committee held seven meetings in 2019.
Management Development and Compensation Committee.  The principal responsibilities of our management development and compensation committee are:
•	to recommend to the board of directors whether or not to approve any proposed charge to us or any of our privately held subsidiaries pursuant to an ISA with a related party;
•	to review, approve, administer and grant awards under our equity compensation plans; and
•	to review and administer such other compensation matters as the board of directors may direct from time to time.

As discussed above, the board of directors has determined that each member of our management development and compensation committee is independent by applying the NYSE director independence standards (without additional categorical standards).  The management development and compensation committee may delegate to its members or our officers any or all of its authority as it may choose subject to certain limitations of Delaware law on what duties directors may delegate.  The committee has not exercised this right of delegation.  With respect to the role of our executive officers in determining or recommending the amount or form of executive compensation, see the Compensation Discussion and Analysis section of this proxy statement.  With respect to director cash compensation, our executive officers make recommendations on such compensation directly to our board of directors for its consideration without involving the management development and compensation committee.  The current members of our management development and compensation committee are Thomas E. Barry (chairman) and W. Hayden McIlroy.  Our management development and compensation committee held one meeting in 2019.
Risk Oversight.  Our board of directors oversees the actions we take in managing our material risks.  Our management is responsible for our day-to-day management of risk.  The board’s oversight of our material risks is undertaken through, among other things, various reports and assessments that management presents to the board and the related board discussions.  The board has delegated some of its primary risk oversight to our audit committee and management development and compensation committee.  Our audit committee annually receives management’s reports and assessments on, among other things, the risk of fraud, certain material business risks and a ranking of such material business risks and our insurance program.  The audit committee also receives reports from our independent registered public accounting firm regarding, among other things, financial risks and the risk of fraud.  Our management development and compensation committee receives management’s assessments on the likelihood that our compensation policies and practices could have a material adverse effect on us, as more fully described in the Compensation Policies and Practices as They Relate to Risk Management section of this proxy statement.  The audit committee and management development and compensation committee report to the board of directors about their meetings. We believe the leadership structure of the board of directors is appropriate for our risk oversight.
Identifying and Evaluating Director Nominees.  Historically, our management has recommended director nominees to the board of directors.  As stated in our corporate governance guidelines:
•	our board of directors has no specific minimum qualifications for director nominees;
•
each nominee should possess the necessary business background, skills and expertise at the policy-making level and a willingness to devote the required time to the duties and responsibilities of membership on the board of directors; and

•
the board of directors believes that experience as our director is a valuable asset and that directors who have served on the board for an extended period of time are able to provide important insight into our current and future operations.

In identifying, evaluating and determining our director nominees, the board of directors follows such corporate governance guidelines.  The board also considers the nominee’s ability to satisfy the need, if any, for required expertise on the board of directors or one of its committees.  While we do not have any policy regarding the diversity of our nominees, the board does consider diversity in the background, skills and expertise at the policy making level of our director nominees, and as a result our board believes our director nominees possess a diverse range of senior management experience that aids the board in fulfilling its responsibilities.  The board of directors believes its procedures for identifying and evaluating director nominees are appropriate for a controlled company under the NYSE corporate governance standards.
Leadership Structure of the Board of Directors and Independent Director Meetings.  Loretta J. Feehan serves as our chair of the board (non-executive), and Robert D. Graham serves as our vice chairman of the board, president and chief executive officer.  The board of directors believes our current leadership structure is appropriate for a controlled company under the NYSE corporate governance guidelines.  While there is no single organizational structure that is ideal in all circumstances, the board of directors believes that having different individuals serve as our chair of the board (non-executive) and as our chief executive officer reflects the established working relationship for these positions regarding our businesses and provides an appropriate breadth of experience and perspective that effectively facilitates the formulation of our long-term strategic direction and business plans.  In addition, the board of directors believes that since Ms. Feehan is a representative of Contran, her service as our chair of the board (non-executive) is beneficial in providing strategic leadership for us since there is a commonality of interest that is closely aligned in building long-term stockholder value for all of our stockholders.  We have in the past, and may in the future, have a leadership structure in which the same individual serves as our chairman of the board and as our chief executive officer. In those instances, the individual has been, or would be expected to be, an employee or representative of Contran.

Pursuant to our corporate governance guidelines, our independent directors are entitled to meet on a regular basis throughout the year, and will meet at least once annually, without the participation of our other directors who are not independent.  We are not required to have a lead independent director under the NYSE corporate governance standards.  While we do not have a lead independent director, the chairman of our audit committee presides at all of the meetings of our independent directors.  Our non-management directors (who are not executive officers of Valhi) also meet at regularly scheduled meetings without management participation, with the chairman of our audit committee also presiding at such meetings.  In 2019, we complied with the NYSE requirements for meetings of our non-management and independent directors.
Stockholder Proposals and Director Nominations for the 2021 Annual Meeting of Stockholders.  Stockholders may submit proposals on matters appropriate for stockholder action at our annual stockholder meetings, consistent with rules adopted by the SEC.  We must receive such proposals not later than December 6, 2020 to be considered for inclusion in the proxy statement and form of proxy card relating to our annual meeting of stockholders in 2021.  Our bylaws require that the proposal must set forth a brief description of the proposal, the name and address of the proposing stockholder as they appear in our records, the number of shares of our common stock the stockholder holds and any material interest the stockholder has in the proposal.
The board of directors will consider the director nominee recommendations of our stockholders in accordance with the process discussed above.  Our bylaws require that a nomination set forth the name and address of the nominating stockholder, a representation that the stockholder will be a stockholder of record entitled to vote at the annual stockholder meeting and intends to appear in person or by proxy at the meeting to nominate the nominee, a description of all arrangements or understandings between the stockholder and the nominee (or other persons pursuant to which the nomination is to be made), such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC and the consent of the nominee to serve as a director if elected.
For proposals or director nominations to be brought at the 2021 annual meeting of stockholders but not included in the proxy statement for such meeting, our bylaws require that the proposal or nomination must be delivered or mailed to our principal executive offices in most cases no later than February 19, 2021.  Proposals and nominations should be addressed to our corporate secretary at Valhi, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240‑2620.
Communications with Directors.  Stockholders and other interested parties who wish to communicate with the board of directors or its non-management or independent directors may do so through the following procedures.  Such communications not involving complaints or concerns regarding accounting, internal accounting controls and auditing matters related to us may be sent to the attention of our corporate secretary at Valhi, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas  75240-2620.  Provided that any such communication relates to our business or affairs and is within the function of our board of directors or its committees, and does not relate to insignificant or inappropriate matters, such communication, or a summary of such communication, will be forwarded to the chairman of our audit committee, who also serves as the presiding director of our non-management and independent director meetings.
Complaints or concerns regarding accounting, internal accounting controls and auditing matters, which may be made anonymously, should be sent to the attention of our general counsel with a copy to our chief financial officer at the same address as our corporate secretary.  These complaints or concerns will be forwarded to the chairman of our audit committee.  We will investigate and keep these complaints or concerns confidential and anonymous, to the extent feasible, subject to applicable law.  Information contained in such a complaint or concern may be summarized, abstracted and aggregated for purposes of analysis and investigation.

Compensation Committee Interlocks and Insider Participation.  During 2019, the management development and compensation committee was composed of Thomas E. Barry and W. Hayden McIlroy.  No member of the committee:
•	was an officer or employee of ours during 2019 or any prior year;
•	had any related party relationships with us that requires disclosure under applicable SEC rules; or
•	had any interlock relationships under applicable SEC rules.
For 2019, no executive officer of ours had any interlock relationships within the scope of the intent of applicable SEC rules.  However, during 2019 Robert D. Graham was an executive officer of ours and on the board of directors of Contran when concurrently also serving as one of our directors.
Code of Business Conduct and Ethics.  We have adopted a code of business conduct and ethics.  The code applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller.  Only the board of directors may amend the code.  Only our audit committee or other committee of the board of directors with specifically delegated authority may grant a waiver of this code.  We will disclose amendments to or waivers of the code as required by law and the applicable rules of the NYSE.
Corporate Governance Guidelines.  We have adopted corporate governance guidelines to assist the board of directors in exercising its responsibilities.  Among other things, the corporate governance guidelines provide for director qualifications, for independence standards and responsibilities, for approval procedures for ISAs and that our audit committee chairman preside at all meetings of the independent directors.
Availability of Corporate Governance Documents.  A copy of each of our audit committee charter, code of business conduct and ethics and corporate governance guidelines is available on our website at www.valhi.net under the corporate governance section.

Employee, Officer and Director Hedging.  We have not adopted any policies or practices regarding hedging of our equity securities by our employees (including officers) or directors.  However, our employees (including officers) and directors must comply with our insider trading policy, which applies to hedging transactions involving our securities as it does to transactions in our securities generally.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
AND OTHER INFORMATION
Compensation Discussion and Analysis.  This compensation discussion and analysis describes the key principles and factors underlying our executive compensation policies for our named executive officers.  In each of the last three years, all of our named executive officers were employed by Contran and provided their services to us pursuant to our ISA with Contran.  Such individuals also provided services to CompX, Kronos Worldwide and NL under Contran’s ISAs with those companies.
As defined in the Glossary of Terms at the beginning of this proxy statement, the phrase “named executive officers” refers to the six persons whose compensation is summarized in the 2019 Summary Compensation Table in this proxy statement.  Such phrase is not intended to refer, and does not refer, to all of our executive officers.
Nonbinding Advisory Stockholder Vote on Executive Officer Compensation.  For the 2019 annual meeting of stockholders, we submitted a nonbinding advisory proposal recommending the stockholders adopt a resolution approving the compensation of our named executive officers as disclosed in the 2019 proxy statement.  At the annual meeting, the resolution received the affirmative vote of 93.2% of the shares of our common stock eligible to vote at the annual meeting.  We considered the favorable result and determined not to make any material changes to our compensation practices.
Intercorporate Services Agreements.  We pay Contran a fee for services provided by Contran to us pursuant to our ISA with Contran, which fee was approved by our independent directors after receiving the recommendation of our management development and compensation committee and the concurrence of our chief financial officer.  Such services provided under this ISA included the services of our named executive officers, all of which as noted above were employed by Contran, and as a result a portion of the aggregate ISA fee we paid to Contran was paid for services provided to us by our named executive officers.  The nature of the duties of each of our named executive officers is consistent with the duties normally associated with the officer titles and positions such officer holds with us.  Pursuant to Contran’s ISAs with CompX, Kronos Worldwide and NL, those companies also paid a fee to Contran for, among other things, the services our named executive officers provided to those companies, which fees were approved by the independent directors of those companies.
The charges under these ISAs reimburse Contran for its cost of employing the personnel who provide the services by allocating such cost to us based on the estimated percentage of time such personnel were expected to devote to us over the year.  The amount of the fee we paid for each year under these ISAs for a person who provided services to us represents, in management’s view, the reasonable equivalent of “compensation” for such services.  See the Intercorporate Services Agreements part of the Certain Relationships and Transactions section of this proxy statement for the aggregate amount we paid to Contran in 2019 under these ISAs.  Under the various ISAs among Contran and its subsidiaries and affiliates, we share the cost of the employment of our named executive officers with Contran and certain of its publicly and privately held subsidiaries.  For our named executive officers, the portion of the annual charge we paid for each of the last three years to Contran, as applicable, under these ISAs attributable to each of their services is set forth in the 2019 Summary Compensation Table in this proxy statement.  As discussed further below, the amounts charged under the ISAs are dependent upon Contran’s cost of employing or engaging the personnel who provide the services to us (including the services of our named executive officers) by allocating such cost to us based on the estimated percentage of time such personnel were expected to devote to us over the year.  The amount charged under the ISAs is not dependent upon our financial performance.
We believe the cost of the services received under our ISA with Contran, after considering the quality of the services received, is fair to us and is no less favorable to us than we could otherwise obtain from an unrelated third party for comparable services, based solely on our collective business judgment and experience without performing any independent market research.
In the early part of each year, Contran’s management, including certain of our named executive officers, estimates the percentage of time that each Contran employee, including our named executive officers, is expected to devote in the upcoming year to Contran and its subsidiaries and affiliates, including us.  Contran’s management then allocates Contran’s cost of employing each of its employees among Contran and its various subsidiaries and affiliates based on such estimated percentages.  Contran’s aggregate cost of employing each of its employees comprises:

•	the annualized base salary of such employee at the beginning of the year;
•
an estimate of the bonus Contran will pay or accrue for such employee (other than bonuses, if any, for specific matters) for the year, using as a reasonable approximation for such bonus the actual bonus that Contran paid or accrued for such employee in the prior year; and

•
Contran’s portion of the social security and medicare taxes on such base salary and an estimated overhead factor (25% for each of 2019, 2018 and 2017) applied to the base salary for the cost of medical and life insurance benefits, unemployment taxes, disability insurance, defined benefit and defined contribution plan benefits, professional education and licensing and costs of providing an office, equipment and supplies related to providing such services.

Contran’s senior management subsequently made such adjustments to the details of the proposed ISA charge as they deemed necessary for accuracy, overall reasonableness and fairness to us.
In the first quarter of each year, the proposed charge for that year under our ISA with Contran was presented to our management development and compensation committee, and the committee considered whether to recommend that our board of directors approve the ISA charge.  Among other things during such presentation, the committee was informed of:
•	the quality of the services Contran provides to us, including the quality of the services our executive officers provide to us;
•	the comparison of the ISA charge and number of full-time equivalent employees reflected in the charge by department for the prior year and proposed for the current year;
•
the comparison of the prior year and proposed current year charges by department and in total and such amounts as a percentage of Contran’s similarly calculated costs for its departments and in total for those years;

•	the comparison of the prior year and proposed current year average hourly rate; and
•	the concurrence of our chief financial officer as to the reasonableness of the proposed charge.
In determining whether to recommend that the board of directors approve the proposed ISA fee to be charged to us, the management development and compensation committee considers the three elements of Contran’s cost of employing the personnel who provide services to us, as discussed above, including the cost of employing our named executive officers, in the aggregate and not individually.  After considering the information contained in such presentations, and following further discussion and review, our management development and compensation committee recommended that our board of directors approve the proposed ISA fee after concluding, based on their collective business judgment and experience without performing any independent market research, that:
•
the cost to employ the personnel necessary to provide the quality of the services provided by Contran would exceed the proposed aggregate fee to be charged by Contran to us under our ISA with Contran; and

•	the cost for such services would be no less favorable than could otherwise be obtained from an unrelated third party for comparable services.
In reaching its recommendation, our management development and compensation committee did not review:

•
any ISA charge from Contran to any other publicly held parent or sister company, although such charge was separately reviewed by the management development and compensation committee of the applicable company; and

•	the compensation policies of Contran or the amount of time our named executive officers are expected to devote to us because:
o
each of our named executive officers provides services to many companies related to Contran, including Contran itself, and the percentage of time devoted to each company by our named executive officers varies;

o	the fee we pay to Contran under our ISA with Contran each year does not represent all of Contran’s cost of employing each of our named executive officers;
o	Contran and these other companies related to Contran absorb the remaining amount of Contran’s cost of employing each of our named executive officers; and
o
the members of our management development and compensation committee consider the factors discussed above, applying their collective business judgment and experience, in determining whether to recommend that the proposed ISA fee for each year be approved by the full board of directors.

Based on the recommendation of our management development and compensation committee, as well as the concurrence of our chief financial officer, our independent directors approved the proposed annual ISA charge effective January 1, 2019, with our other directors abstaining.
For financial reporting and income tax purposes, the ISA fee is expensed as incurred on a quarterly basis.  Section 162(m) of the Code generally disallows an income tax deduction to publicly held companies for compensation over $1.0 million paid to the company’s chief executive officer, chief financial officer and three other most highly compensated executive officers (during 2017, the Code contained an exception to such limitation for performance-based compensation).  To the extent any individual’s charge to a publicly held company under the ISA was in excess of $1.0 million, the deductibility by the company of the charge for income tax purposes would be limited under Section 162(m), if such section were to be deemed applicable as it relates to the ISA.  In each of 2017, 2018 and 2019 the ISA did include, and in 2020 the ISA will include, charges in excess of $1.0 million for certain individuals.  However, Contran has agreed to absorb the impact of any such income tax deduction disallowance resulting from such charges in excess of $1.0 million.
Director Fees, including Equity-Based Compensation.   Prior to July 2017, we, CompX, Kronos Worldwide and NL each paid director fees in the form of cash and stock compensation, as applicable, to Mr. Graham, who provided services to us pursuant to our ISA with Contran and who also served on our and their board of directors.  Other than these director fees, we did not pay any compensation directly to Mr. Graham.  Effective July 2017, our executive officers, including our named executive officers, are no longer eligible to receive cash compensation for their service on the board of directors of us, CompX, Kronos Worldwide or NL.  Beginning in 2018, our executive officers, including our named executive officers, are no longer eligible to receive equity-based compensation for their services on the board of directors of us, CompX, Kronos Worldwide or NL.
The 2019 Summary Compensation Table sets forth the cash fees that we, CompX, Kronos Worldwide and NL paid to Mr. Graham for his director services prior to July 2017.  The director fees paid to him were quarterly director retainer fees and fees for attending board meetings.  The cash director fees paid were not dependent upon the financial performance of any of these companies.
The 2019 Summary Compensation Table sets forth the director stock grants that we, CompX, Kronos Worldwide or NL paid to Mr. Graham for his director services prior to July 2017.  See footnote 4 to the 2019 Summary Compensation Table for a discussion of the formula by which these stock awards were determined.  The stock grants Mr. Graham received prior to July 2017 were pursuant to the same formula used for all eligible directors at the time.  The dollar amount of the stock awards appearing in the 2019 Summary Compensation Table represents the value recognized for financial statement reporting purposes of shares of common stock we, CompX, Kronos Worldwide or NL granted to Mr. Graham for his director services.

Prior to 2017, we decided to forgo the grant of any equity compensation other than annual awards of stock to our directors, as discussed above.  We also do not have any security ownership requirements or guidelines for our management, although we do have stock ownership guidelines for our non-employee directors.  We do not currently anticipate any equity-based compensation will be granted in 2020, other than the annual grants of stock to our directors who are not employees of Contran or one of its subsidiaries or affiliates.
Compensation Committee Report.  The management development and compensation committee has reviewed with management the Compensation Discussion and Analysis section in this proxy statement.  Based on the committee’s review and a discussion with management, the committee recommended to the board of directors that our compensation discussion and analysis be included in this proxy statement.
The members of our management development and compensation committee submit the foregoing report as of February 27, 2020.

Thomas E. Barry Chairman of our Management Development and Compensation Committee	W. Hayden McIlroy Member of our Management Development and Compensation Committee

Summary of Cash and Certain Other Compensation of Executive Officers.  The 2019 Summary Compensation Table below provides information concerning compensation we and our subsidiaries paid or accrued for services rendered during the last three years by our chief executive officer, our chief financial officer, a former executive officer who served as chief financial officer for a portion of 2019, and each of the three other most highly compensated individuals (based on ISA charges to us and our subsidiaries) who were our executive officers at December 31, 2019.  All of our named executive officers were employees of Contran for the last three years and provided their services to us and our subsidiaries pursuant to our ISA with Contran.  For a discussion of this ISA, see the Intercorporate Services Agreements part of the Certain Relationships and Transactions section of this proxy statement.
2019 SUMMARY COMPENSATION TABLE (1)
Name and Principal Position	Year	Salary		Stock Awards		Total

Robert D. Graham	2019	$6,852,000	(3)	$ -0-	(4)	$6,852,000
Vice Chairman of the Board, President and	2018	5,770,000	(3)	-0-	(4)	5,770,000
Chief Executive Officer	2017	3,822,000	(3)	53,230	(4)	3,875,230

Kelly D. Luttmer	2019	4,262,000	(3)	-0-		4,262,000
Executive Vice President and Chief Tax Officer	2018	3,910,000	(3)	-0-		3,910,000
	2017	2,702,000	(3)	-0-		2,702,000

Andrew B. Nace	2019	2,916,000	(3)	-0-		2,916,000
Executive Vice President and General Counsel	2018	2,392,000	(3)	-0-		2,392,000
	2017	1,630,000	(3)	-0-		1,630,000

Courtney J. Riley	2019	1,014,000	(3)	-0-		1,014,000
Executive Vice President, Environmental Affairs	2018	939,000	(3)	-0-		939,000
	2017	898,000	(3)	-0-		898,000

James W. Brown (2)	2019	1,024,000	(3)	-0-		1,024,000
Senior Vice President and Chief Financial Officer

Gregory M. Swalwell (2)	2019	2,913,000	(3)	-0-		2,913,000
Former Executive Vice President, Chief Financial	2018	4,113,000	(3)	-0-		4,113,000
Officer and Chief Accounting Officer	2017	2,843,000	(3)	-0-		2,843,000

(1)	Certain non-applicable columns have been omitted from this table.
(2)
Effective as of June 1, 2019, Mr. Swalwell retired as our executive vice president, chief financial officer and chief accounting officer, and Mr. Brown was elected as our senior vice president and chief financial officer.  Mr. Brown is one of our named executive officers only for 2019.

(3)
The amounts shown in the 2019 Summary Compensation Table as salary for each named executive officer include the portion of the fees we and our subsidiaries paid to Contran pursuant to certain ISAs with respect to the services such officer rendered to us and our subsidiaries.  The ISA charges disclosed for Contran employees who perform executive officer services for us and our subsidiaries are based on various factors described in the Compensation Discussion and Analysis section of this proxy statement.  Our management development and compensation committee considers the factors described in the Compensation Discussion and Analysis section of this proxy statement in determining whether to recommend that our board of directors approve the proposed aggregate ISA fee from Contran to us and our privately held subsidiaries.  As discussed in the Compensation Discussion and Analysis section of this proxy statement, our management development and compensation committee does not consider any ISA charge from Contran to any other publicly held sister company or subsidiary of ours, although such charge is separately reviewed by the management development and compensation committee of the applicable company.  The amounts shown in the table as salary for Mr. Graham also include any director cash compensation paid to him by us and our subsidiaries.  The components of salary shown in the 2019 Summary Compensation Table for each of our named executive officers are as follows.

	2017		2018		2019

Robert D. Graham
ISA Fees:
CompX	$ 210,000		$ 409,000		$ 559,000
Kronos Worldwide	1,281,000		2,631,000		2,997,000
NL	1,239,000		1,847,000		2,104,000
Valhi	1,029,000		883,000		1,192,000
Director Fees Earned or Paid in Cash:
CompX	15,500	(a)	-0-	(a)	-0-	(a)
Kronos Worldwide	15,500	(a)	-0-	(a)	-0-	(a)
NL	15,500	(a)	-0-	(a)	-0-	(a)
Valhi	16,500	(a)	-0-	(a)	-0-	(a)
	$ 3,822,000		$ 5,770,000		$ 6,852,000
Kelly D. Luttmer
ISA Fees:
CompX	$ 140,000		$ 202,000		$ 220,000
Kronos Worldwide	1,351,000		1,955,000		2,125,000
NL	481,000		697,000		757,000
Valhi	730,000		1,056,000		1,160,000
	$ 2,702,000		$ 3,910,000		$ 4,262,000
Andrew B. Nace
ISA Fees:
CompX	$ 215,000		$ 306,000		$ 350,000
Kronos Worldwide	124,000		634,000		771,000
NL	377,000		688,000		832,000
Valhi	914,000		764,000		963,000
	$ 1,630,000		$ 2,392,000		$ 2,916,000
Courtney B. Riley
ISA Fees:
CompX	$ 49,000		$ 51,000		$ 55,000
Kronos Worldwide	292,000		402,000		434,000
NL	254,000		290,000		313,000
Valhi	303,000		196,000		212,000
	$ 898,000		$ 939,000		$ 1,014,000
James W. Brown (b)
ISA Fees:
CompX					$ 295,000
Kronos Worldwide					606,000
NL					-0-
Valhi					123,000
					$ 1,024,000
Gregory M. Swalwell
ISA Fees:
CompX	$ 210,000		$ 315,000		$ 210,000	(c)
Kronos Worldwide	699,000		1,281,000		943,000	(c)
NL	777,000		1,236,000		899,000	(c)
Valhi	1,157,000		1,281,000		861,000	(c)
	$ 2,843,000		$ 4,113,000		$ 2,913,000	(c)

(a)	Effective July 2017, Mr. Graham, as an employee of Contran, was no longer eligible for cash compensation for service as a director of us, CompX, Kronos Worldwide or NL.
(b)	Mr. Brown is one of our named executive officers only for 2019.
(c)	Mr. Swalwell retired as an executive officer of CompX, Kronos Worldwide, NL and Valhi effective as of June 1, 2019.

(4)
Stock awards to Mr. Graham in 2017 consisted of shares of CompX, Kronos Worldwide, NL or Valhi common stock these companies granted to him for his services as a director of those corporations. Beginning in 2018, Mr. Graham, as an employee of Contran, was no longer eligible for equity-based compensation as a director of us, CompX, Kronos Worldwide or NL.  As preapproved by our management development and compensation committee, on the day of the 2017 annual stockholder meeting, each director elected on that day received a grant of fully-vested shares of our common stock under our 2012 Director Stock Plan as determined by a formula based on the closing price of a share of our common stock on the date of such meeting, as follows:

Range of Closing Price Per Share on the Date of Grant	Shares of Common Stock to Be Granted

Under $5.00	2,000
$5.00 to $9.99	1,500
$10.00 to $20.00	1,000
Over $20.00	500

Grants made by CompX, Kronos Worldwide and NL to their directors in 2017 were made based on the same formula, and were also fully vested.  The stock awards to Mr. Graham in 2017 consisted of the following:
Shares of Common Stock	Date of Grant	Closing Price on Date of Grant	Grant Date Value of Shares of Common Stock

Robert D. Graham
1,000 shares of CompX class A common stock	May 24, 2017	$13.90	$13,900
1,000 shares of Kronos Worldwide common stock	May 17, 2017	$18.94	18,940
1,500 shares of NL common stock	May 18, 2017	$9.10	13,650
2,000 shares of Valhi common stock	May 25, 2017	$3.37	6,740
			$53,230
We valued these stock awards at the closing price of a share of the common stock on the date of grant, consistent with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718.
No Grants of Plan-Based Awards.  During 2019, no named executive officer received any plan-based awards from us or our subsidiaries.
No Outstanding Equity Awards at December 31, 2019.  At December 31, 2019, none of our named executive officers held outstanding stock options to purchase shares of our common stock (or common stock of our parent or subsidiary companies), or held any equity incentive awards for such shares.
No Option Exercises or Stock Vested.  During 2019, no named executive officer exercised any stock options or held any stock subject to vesting restrictions.
Pension Benefits.  We do not have any defined benefit pension plans in which our named executive officers participate.
Nonqualified Deferred Compensation.  We do not owe any nonqualified deferred compensation to our named executive officers.
Pay Ratio Disclosure.  In August 2015, pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC adopted a rule requiring annual disclosure of the ratio of a registrant’s median employee’s annual total compensation to the total annual compensation of its chief executive officer.  For 2019, the total annual compensation (as disclosed in the 2019 Summary Compensation Table) of Robert D. Graham, our chief executive officer, is $6,852,000; the reasonable estimate of the median of the annual total compensation of all of our employees except our chief executive officer, calculated in a manner consistent with Item 402(u) of Regulation S-K, is $46,775; and the ratio of such two amounts is 146 to 1.
For purposes of this disclosure, our “median employee” was estimated using a simple random sample statistical sampling technique, pursuant to which we and each of our consolidated subsidiaries worldwide selected every seventh employee listed on their first payroll register for the month of October 2017.  Based on such random sample of our employees, and using the 2017 base salary (or equivalent for hourly employees) for each employee in such random sample as reflected in our payroll records, the median employee was estimated by determining the employee in such random sample who had the median 2017 base salary (or equivalent for hourly employees).  Base salary (or equivalent) amounts were annualized for any employee who had less than a full year of service during 2017.  In determining the median employee, we used the applicable average exchange rates for the month of October 2017.   There has been no change in our employee population or employee compensation arrangements since that median employee was identified that we believe would significantly impact our pay ratio disclosure. For providing the median employee’s annual total compensation in U.S. dollars, we used the applicable average exchange rate for all of 2019.

Director Compensation.  Our directors who are not employees of Contran or one of its subsidiaries or affiliates are eligible to receive compensation for their services as directors.  The table below reflects the annual rates of their retainers for 2019.
2019 Director Retainers

Each director	$25,000

Chair of the board	$50,000

Chairman of our audit committee and any member of our audit committee whom the board identified as an “audit committee financial expert” (provided that if one person served in both capacities only one such retainer was paid)	$45,000

Other members of our audit committee	$25,000

Members of our other committees	$5,000
Additionally, our eligible directors receive a fee of $1,000 per day for attendance at meetings of the board of directors or its committees and an hourly rate (not to exceed $1,000 per day) for other services rendered on behalf of our board of directors or its committees.  If a director dies while serving on our board of directors, his or her designated beneficiary or estate will be entitled to receive a death benefit equal to the annual retainer then in effect.  We reimburse our directors for reasonable expenses incurred in attending meetings and in the performance of other services rendered on behalf of our board of directors or its committees.
As preapproved by our management development and compensation committee, on the day of each of our annual stockholder meetings, each of our eligible directors elected on that day receives a grant of shares of our common stock under our 2012 Director Stock Plan, with the number of shares received by each eligible director equal in value to $20,000 (rounded up or down to the nearest 50 shares), based on the closing price of a share of our common stock on the date of grant, but not more than 10,000 shares.   These shares are fully vested and tradable immediately on their date of grant, other than restrictions under applicable securities laws.
In 2019, we amended our corporate governance guidelines to add stock ownership guidelines for our non-employee directors (that is, directors who are not employed by us or one of our affiliates).  Subject to a phase in period, non-employee directors are required to hold a number of shares of our common stock, including shares owned by their immediate family members residing in the same household, having a value of at least three times our base annual cash retainer for service as a director.  Prior to meeting the minimum threshold, shares of our common stock acquired as part of the annual stock awards grant to non-employee directors may not be sold.

The following table provides information with respect to compensation each of our eligible directors earned for their 2019 director services provided to us.
2019 DIRECTOR COMPENSATION (1)
Name	Fees Earned or Paid in Cash (2)	Stock Awards (3)	All Other Compensation	Total

Thomas E. Barry (4)	$82,000	$18,100	$ -0-	$ 100,100
Loretta J. Feehan (4)	82,000	18,100	-0-	100,100
Terri L. Herrington (4)	77,000	18,100	-0-	95,100
W. Hayden McIlroy	62,000	18,100	-0-	80,100
Mary A. Tidlund (4)	57,000	18,100	-0-	75,100

(1)	Certain non-applicable columns have been omitted from this table.
(2)	Represents cash retainers and meeting fees the director earned for director services he or she provided to us in 2019.
(3)
Represents the value of 10,000 shares of our common stock we granted to each of these directors on May 23, 2019.  For the purposes of this table, we valued these stock awards at the closing price per share of such shares on their date of grant of $1.81 consistent with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718.

(4)
In addition to the fees disclosed, in 2019 Dr. Barry and Mmes. Herrington and Tidlund also received compensation from CompX, and Ms. Feehan received compensation from CompX, Kronos Worldwide and NL, for their director services to each of such corporations, as applicable.  For 2019, they each earned the following for these director services:

Name	Fees Earned or Paid in Cash (a)	Stock Awards (b)	Total
Thomas E. Barry
CompX Director Services	$70,000	$19,650	$ 89,650

Terri L. Herrington
CompX Director Services	$75,000	$19,650	$ 94,650

Mary A. Tidlund
CompX Director Services	$55,000	$19,650	$ 74,650

Loretta J. Feehan
CompX Director Services	$80,000	$19,650	$ 99,650
Kronos Worldwide Director Services	82,000	19,965	101,965
NL Director Services	84,000	19,945	103,945
	$246,000	$59,560	$305,560

(a)	Represents retainers and meeting fees earned for 2019 director services.
(b)
For the purposes of this table, the stock award comprised the following number of shares and were valued at the following closing price per share of such shares on their date of grant, consistent with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718:

Common Stock	Shares Granted	Date of Grant	Closing Price on Date of Grant	Dollar Value of Stock Award
CompX Class A Common Stock	1,250	05/22/19	$15.72	$19,650
Kronos Worldwide Common Stock	1,500	05/15/19	$13.31	$19,965
NL Common Stock	5,650	05/16/19	$3.53	$19,945

Compensation Policies and Practices as They Relate to Risk Management.  We believe that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us.  In reaching this conclusion, we considered the following:

•
we do not grant equity awards to our employees, officers or other persons who provide services to us under the ISA between Contran and us, which mitigates taking excessive or inappropriate risk for short-term gain that might be rewarded by equity compensation;

•
certain senior employees of CompX and Kronos Worldwide are eligible to receive incentive bonus payments that are determined on a discretionary basis and do not guarantee the employee a particular level of bonus based on the achievement of a specified performance or financial target, which also mitigates taking excessive or inappropriate risk for short-term gain;

•
certain key employees of CompX and Kronos Worldwide are eligible to receive bonuses determined in part on the achievement of specified performance or financial targets based on the respective business plan for the year (with respect to CompX) or on the achievement of specified performance or financial targets (with respect to Kronos Worldwide), but the chance of such employees undertaking actions with excessive or inappropriate risk for short-term gain in order to achieve such bonuses is mitigated because:

o
the senior officers employed by CompX or Kronos Worldwide who are responsible for setting the specified performance or financial targets or establishing and executing such business plan are not eligible to receive such bonuses based on the business plan, but instead are only eligible for the discretionary-based bonuses described above; and

o
there exist ceilings for our other CompX and Kronos Worldwide key employee bonuses (which are not a significant part of their compensation) regardless of the actual level of our financial performance achieved;

•
our officers and other persons who provide services to us under the ISAs do not receive compensation from us directly and are employed by Contran, one of our parent corporations, which aligns such officers and persons with the long-term interests of our stockholders;

•	since we are a controlled company, as previously discussed, management has a strong incentive to understand and perform in the long-term interests of our stockholders; and
•
our experience is that our employees are appropriately motivated by our compensation policies and practices to achieve profits and other business objectives in compliance with our oversight of material short and long-term risks.

For a discussion of our compensation policies and practices for our executive officers, please see the Compensation Discussion and Analysis section of this proxy statement.
Compensation Consultants.  Neither our board of directors, management development and compensation committee nor management has engaged any compensation consultants.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership with the SEC, the NYSE and us.  Based solely on the review of the copies of such forms and representations by certain reporting persons, we believe that for 2019 our executive officers, directors and 10% stockholders complied with all applicable filing requirements under section 16(a).
CERTAIN RELATIONSHIPS AND TRANSACTIONS
Related Party Transaction Policy.  From time to time, we engage in transactions with affiliated companies.  Pursuant to our Policy Regarding Related Party Transactions, or RPT Policy, all related party transactions (as defined in the RPT Policy) to which we are or are proposed to be a party are approved or ratified by our audit committee (unless another committee of our board of directors composed solely of independent directors, or all of the independent directors of our board, shall have approved or ratified the related party transaction).  For certain ongoing related party transactions to which we are a party (referred to as ordinary course of business related party transactions), such approval or ratification shall occur no less frequently than once a year.  The RPT Policy is available on our website at www.Valhi.net under the corporate governance section.

During 2019, our audit committee reviewed, adopted and ratified the following ordinary course of business related party transactions to which we are a party in accordance with the terms of such RPT Policy:
•
Risk Management Program – a program pursuant to which Contran and certain of its subsidiaries and related entities, including us, as a group purchase third-party insurance policies and risk management services, with the costs thereof apportioned among the participating companies;

•
Tax Sharing Agreement – the cash payments for income taxes periodically paid by us to Contran or received by us from Contran, as applicable, and related items pursuant to the terms of our tax sharing agreement with Contran (such tax sharing agreement being appropriate, given that we and our qualifying subsidiaries are members of the consolidated U.S. federal income tax return, and certain state and local jurisdiction income tax returns, of which Contran is the parent company);

•	Cash Management Loans – our unsecured revolving credit facility with Contran, which provides for loans to us by Contran of up to $360 million; and
•
Guarantees and Related Items – agreements or arrangements pursuant to which certain of our affiliates may provide guarantees or pledge collateral with respect to our indebtedness or other obligations, or we may provide guarantees or pledge collateral with respect to indebtedness or other obligations of our affiliates.

Each of these ordinary course of business related party transactions, and the actions taken by the audit committee in fulfilling its duties and responsibilities under the RPT Policy, are more fully described below.  Our audit committee was not required to approve and ratify the fee we paid to Contran in 2019 under our intercorporate services agreement with Contran, because such intercorporate services fee is approved by all of the independent directors of our board, as more fully described below.  During 2019, we were not a party to any other related party transactions (ordinary course of business related party transactions or otherwise) requiring approval or ratification under the RPT Policy.
Relationships with Related Parties.  As set forth under the Security Ownership section of this proxy statement, Lisa K. Simmons, Serena Simmons Connelly and the Family Trust, through Contran, may be deemed to control us.  We and other entities that may be deemed to be controlled by or related to Ms. Simmons, Ms. Connelly and the Family Trust sometimes engage in the following:
•
intercorporate transactions, such as guarantees, management, expense and insurance sharing arrangements, tax sharing agreements, joint ventures, partnerships, loans, options, advances of funds on open account and sales, leases and exchanges of assets, including securities issued by both related and unrelated parties; and

•
common investment and acquisition strategies, business combinations, reorganizations, recapitalizations, securities repurchases and purchases and sales (and other acquisitions and dispositions) of subsidiaries, divisions or other business units, which transactions have involved both related and unrelated parties and have included transactions that resulted in the acquisition by one related party of an equity interest in another related party.

We periodically consider, review and evaluate and understand that Contran and related entities periodically consider, review and evaluate such transactions.  Depending upon the business, tax and other objectives then relevant and restrictions under indentures and other agreements, it is possible that we might be a party to one or more of such transactions in the future.  In connection with these activities, we may consider issuing additional equity securities or incurring additional indebtedness.  Our acquisition activities have in the past and may in the future include participation in acquisition or restructuring activities conducted by other companies that may be deemed to be related to Ms. Simmons, Ms. Connelly and the Family Trust.

Certain directors or executive officers of CompX, Contran, Kronos Worldwide or NL also serve as our directors or executive officers.  Such relationships may lead to possible conflicts of interest.  These possible conflicts of interest may arise under circumstances in which such companies may have adverse interests.  In such an event, we implement such procedures as are appropriate for the particular transaction and are consistent with the provisions of the RPT Policy.
Intercorporate Services Agreements.  As discussed elsewhere in this proxy statement, we and certain related companies have entered into ISAs.  Under the ISAs, employees of one company provide certain services, including executive officer services, to the other company on an annual fixed fee basis.  The services rendered under the ISAs may include executive, management, financial, internal audit, accounting, tax, legal, insurance, real estate management, environmental management, risk management, treasury, human resources, technical, consulting, administrative, office, occupancy and other services as required from time to time in the ordinary course of the recipient’s business.  The fees paid pursuant to the ISAs are generally based upon an estimated percentage of the time devoted by employees of the provider of the services to the business of the recipient and the employer’s cost related to such employees, which includes the expense for the employees’ compensation and an overhead component that takes into account other employment related costs.  Generally, each of the ISAs renews on a quarterly basis, subject to termination by either party pursuant to a written notice delivered 30 days prior to the start of the next quarter.  Because of the number of companies related to Contran and us, we believe we benefit from cost savings and economies of scale gained by not having certain management, financial, legal, tax, real estate and administrative staffs duplicated at each company, thus allowing certain individuals to provide services to multiple companies.  With respect to a publicly held company that is a party to an ISA, the ISA and the related aggregate annual charge are approved by the independent directors of the company after receiving the recommendation from the company’s management development and compensation committee as well as the concurrence of the chief financial officer.  See the Intercorporate Services Agreements part of the Compensation Discussion and Analysis section in this proxy statement for a more detailed discussion on the procedures and considerations taken by our independent directors in approving the aggregate 2019 ISA fees charged by Contran to us and our privately held subsidiaries.
The following table sets forth the fees paid by us and our subsidiaries to Contran in 2019 and the amounts anticipated to be paid to Contran in 2020 for services Contran provided us or our subsidiaries under the various ISAs, including the services of all of our named executive officers, as applicable.  The amounts indicated below for us include amounts paid by certain of our wholly-owned subsidiaries.

Recipient of Services from Contran under an ISA	Fees Paid to Contran under the ISA in 2019	Fees Expected to be Paid to Contran under the ISA in 2020
	(In millions)

Valhi, Inc.	$8.0	$8.2
CompX International Inc.	3.4	3.5
Kronos Worldwide, Inc.	22.8	24.0
NL Industries, Inc. (1)	9.7	6.9
Total	$43.9	42.6

(1)	As a result of NL’s sale of EWI’s insurance and risk management business to a third party in November 2019, NL’s 2020 ISA fee is not comparable to NL’s 2019 ISA fee.
Risk Management Program.  We and Contran participate in a combined risk management program.  Pursuant to the program, Contran and certain of its subsidiaries and related entities, including us and certain of our subsidiaries and related entities, as a group, purchase insurance policies and risk management services.  The program apportions its costs among the participating companies.  Prior to NL’s sale of EWI’s insurance and risk management business to a third party in November 2019, EWI brokered certain of our insurance policies, provided claims and risk management services and, where appropriate, engaged certain third-party risk management consultants.

Tall Pines is a captive insurance company wholly owned by us that also provides certain insurance policies to Contran and certain of its subsidiaries and related entities, including us.  Tall Pines purchases reinsurance from third-party insurance carriers with an A.M. Best Company rating of generally at least an “A-” (excellent) for substantially all of the risks it underwrites.  Consistent with insurance industry practices, Tall Pines receives, and EWI (prior to NL’s sale of the EWI business in November 2019) received, commissions from insurance and reinsurance underwriters and/or assess fees for the policies that they provide or broker.
With respect to certain of such jointly owned insurance policies, it is possible that unusually large losses incurred by one or more insureds during a given policy period could leave the other participating companies without adequate coverage under that policy for the balance of the policy period.  As a result, and in the event that the available coverage under a particular policy would become exhausted by one or more claims, Contran and certain of its subsidiaries and affiliates, including us, have entered into a loss sharing agreement under which any uninsured loss arising because the available coverage had been exhausted by one or more claims will be shared ratably amongst those entities that had submitted claims under the relevant policy.  We believe the benefits in the form of reduced premiums and broader coverage associated with the group coverage for such policies justify the risk associated with the potential for any uninsured loss.
During 2019, Contran paid approximately $0.7 million in the aggregate to Tall Pines, EWI and (following the November 2019 sale of EWI’s business) the third-party successor to EWI’s business. This amount principally represents insurance premiums paid to Tall Pines or EWI, including amounts paid to EWI that EWI then remitted, net of brokerage commissions, to insurers. This amount also includes payments to insurers or reinsurers through EWI (or its successor) for the reimbursement of claims within applicable deductible or retention ranges that such insurers and reinsurers paid to third parties on Contran’s behalf, as well as amounts for claims and risk management services and various other third-party fees and expenses incurred by the program.  We expect that these relationships with Contran will continue in 2020, except that a third-party brokerage and risk management company is now the broker for Contran’s insurance policies and Tall Pines’ reinsurance policies. This third-party insurance brokerage and risk management company is the same party that acquired EWI’s risk management and insurance business; accordingly, Contran and its subsidiaries and affiliates participating in the combined risk management program will continue to have access to the experienced risk management personnel formerly with EWI, including in the areas of loss controls and claims management.
In October 2019, our management made a presentation to our audit committee regarding our participation in the combined risk management program.  Among other things during such presentation, the committee was informed of the following (in addition to the matters described above):

•
the premiums for all of the insurance and reinsurance policies are set by third parties (the underwriters for the insurance or reinsurance carriers bearing the risk), without any markup by Tall Pines or EWI;

•
the method by which the insurance premiums are allocated among the companies participating in the risk management program is generally the same as the basis used by the insurance or reinsurance carriers to establish the premiums for such insurance/reinsurance (i.e. the dominant premium factor, which is the factor that has the greatest impact on the premium, such as revenues, payroll or employee headcount);

•
EWI provides claims and risk management services to each of the companies participating in the risk management program, including us, and where appropriate EWI engages third-party risk management consultants;

•
the commissions received by Tall Pines and EWI from the insurance or reinsurance underwriters, and the fees assessed for the policies they so provide or broker, are in amounts equal to the commissions or fees which would be received by third-party brokers or underwriters;

•	the insurance coverages provided to us by the risk management program are sufficient and adequate for our purposes;

•
the benefits to our participating in the risk management program include, among others, (a) the ability to obtain broader coverage, with strong/solvent underwriters, at a reduced cost as compared to the coverage and cost that would be available if we were to purchase insurance by itself, (b) the greater spread of risk among the companies participating in the risk management program, (c) the ability to obtain centralized premium and claim reporting, and (d) the ability to have access to the experienced risk management personnel of EWI, including in the areas of loss controls and claims processing; and

•
the “cost of risk” metric, as defined by the Risk and Insurance Management Society, or RIMS, for the Contran group is lower as compared to the cost of risk as reflected in a recent RIMS benchmark survey for certain groups of companies comparable to the Contran group.

As part of such presentations, our chief financial officer, after consultation with other members of our management, advised the committee of his belief that our participation in the risk management program, including the allocation of its costs among us and the other entities participating in the risk management program, is fair and reasonable to us, and is on terms no less favorable than we could otherwise obtain from unrelated parties, and provided the committee with his recommendation that the committee approve, adopt and ratify our participation in the risk management program in all respects.
After considering the information contained in the presentations, including the recommendation of our chief financial officer, and following further discussion and review by the audit committee, our audit committee determined that our participation in the risk management program is fair and reasonable to us, and is on terms no less favorable than we could otherwise obtain from unrelated parties, in each case based on the collective business judgment and experience of members of the committee, and the committee approved, adopted and ratified our participation in the risk management program in all respects.
During 2019, the audit committees of CompX, Kronos Worldwide and NL approved and ratified their participation in the risk management program in accordance with the terms of their own related party transaction policies.
Tax Matters.  We and our qualifying subsidiaries are members of the consolidated U.S. federal tax return of which Contran is the parent company, which we refer to as the “Contran Tax Group.”  We are also a party to a tax sharing agreement with Contran.  As a member of the Contran Tax Group and pursuant to the tax sharing agreement, we and our qualifying subsidiaries compute our provision for U.S. income taxes on a separate company basis using tax elections made by Contran.  Pursuant to the tax sharing agreement and using tax elections made by Contran, we make payments to or receive payments from Contran in amounts we would have paid to or received from the U.S. Internal Revenue Service had we not been a member of the Contran Tax Group but instead had been a separate taxpayer.  Refunds are limited to amounts previously paid under the tax sharing agreement.  We and our qualifying subsidiaries are also a part of consolidated tax returns filed by Contran in certain U.S. state jurisdictions, and the terms of the tax sharing agreement also apply to state payments to these jurisdictions.
Under applicable law, we, as well as every other member of the Contran Tax Group, are each jointly and severally liable for the aggregate federal income tax liability of Contran and the other companies included in the group for all periods in which we are included in the group.  Under our tax sharing agreement, Contran has agreed to indemnify us for any liability for income taxes of the Contran Tax Group in excess of our tax liability previously computed and paid by us in accordance with the tax sharing agreement.
Under certain circumstances, tax regulations could require Contran to treat items differently than we would have treated them on a stand-alone basis.  In such instances, accounting principles generally accepted in the United States of America require us to conform to Contran’s tax elections.  For 2019, pursuant to our tax sharing agreement, we made net cash payments for income taxes to Contran of approximately $7.4 million.
In March 2019, our management made a presentation to our audit committee regarding our tax sharing agreement with Contran.  Among other things during such presentation, the committee was informed of the following (in addition to the matters described above):

•	the tax sharing agreement is consistent with accounting principles generally accepted in the United States of America, and consistent with applicable law and regulations; and
•
our income tax accounts are included in the scope of the annual audit of our consolidated financial statements performed by PwC, and PwC makes periodic reports to the committee regarding income tax matters related to us.

As part of such presentation, our chief financial officer and our chief tax officer advised the committee of their belief that the terms of the tax sharing agreement are consistent with the terms of applicable law and regulations, and are fair and reasonable to us, and are on terms no less favorable than would be present if we were not a party to the tax sharing agreement, and provided the committee with their recommendation that the committee approve, adopt and ratify the tax sharing agreement in all respects.
After considering the information contained in the presentations, including the recommendation of our chief financial officer and our chief tax officer, and following further discussion and review by the audit committee, our audit committee determined that the terms of the tax sharing agreement are no less favorable than would be present if we were not a party to the tax sharing agreement, in each case based on the collective business judgment and experience of members of the committee, and the committee approved, adopted and ratified the tax sharing agreement in all respects.
Related Party Loans for Cash Management Purposes.  From time to time, loans and advances are made between us and various related parties pursuant to term and demand notes.  These loans and advances are entered into principally for cash management purposes pursuant to our cash management program.  When we loan funds to related parties, we are generally able to earn a higher rate of return on the loan than we would earn if the funds were invested in other instruments.  While certain of such loans may be of a lesser credit quality than cash equivalent instruments otherwise available to us, we believe that we have evaluated the credit risks involved, and that those risks are reasonable and reflected in the terms of the applicable loans.  When we have outstanding indebtedness, we may still decide to enter into a loan to a related party either because the interest rate on the loan to the related party is at a higher rate of return as compared to the interest rate we are paying on our outstanding indebtedness, or the funds we would be loaning to the related party would not otherwise be used to pay down the outstanding indebtedness (such as, for example, in the case when the outstanding indebtedness has a maturity longer than the maturity of the loan to the related party).  When we borrow from related parties, we are generally able to pay a lower rate of interest than we would pay if we borrowed from unrelated parties.
During 2019, we had an unsecured revolving promissory note with Contran whereby Contran agreed to loan us up to $360 million.  Contran’s loan to Valhi, as amended, bears interest at prime plus 1% (5.75% at December 31, 2019), payable quarterly and all principal and unpaid interest due on demand, but in any event no earlier than December 31, 2021.  The agreement contains no financial covenants or other financial restrictions. We pay an unused commitment fee quarterly to Contran on the available balance (except during periods during which Contran would be a net borrower from us).  Loans made from Contran at any time under the agreement are solely at Contran’s discretion.  During 2019, Contran made no loans to Valhi, Valhi repaid an aggregate of $1.3 million, and the largest amount of principal outstanding under the loan was $314.3 million.  At December 31, 2019, the outstanding balance of such loan from Contran was $313.0 million. During 2019, we paid an aggregate of $19.9 million of interest and unused commitment fees to Contran under this facility.  We expect this relationship with Contran will continue in 2020.
In March 2019, our management made a presentation to our audit committee regarding our loan from Contran.  Among other things during such presentation, the committee was informed of the following (in addition to the matters described above):
•
we currently have no third party credit facility in place, and previous attempts by us to obtain a credit facility from a third party in the recent past on terms reasonably acceptable to us  have been unsuccessful (and in any event the third-party credit facility would have been on a secured basis);

•
one of Contran’s sources of liquidity is currently a secured revolving credit facility with a third-party bank, with outstanding borrowings by Contran under this facility bearing interest at the prime rate, and this facility would be one source of liquidity for any loans Contran may make from time to time to us under our loan from Contran; and

•
the interest rate we are currently paying on outstanding borrowings under our loan from Contran, while higher than the interest rate Contran is currently paying under its third-party revolving credit facility, is reasonable as compared to such Contran third-party interest rate, given among other things consideration of Contran’s creditworthiness in relation to our creditworthiness and that Contran’s loan to us would reasonably be at an interest rate higher as compared to the interest rate on Contran’s borrowings under its third-party revolving credit facility.

As part of such presentation, our chief financial officer, after consultation with our treasurer and other members of our management, advised the committee of his belief that the terms of our loan from Contran are fair and reasonable to us, and are on terms no less favorable than we could otherwise obtain from unrelated parties, and provided the committee with his recommendation that the committee approve, adopt and ratify our loan from Contran in all respects.
After considering the information contained in the presentation, including the recommendation of our chief financial officer, and following further discussion and review by the audit committee, our audit committee determined that the terms of our loan from Contran are fair and reasonable to us, and are on terms no less favorable than we could otherwise obtain from unrelated parties, in each case based on the collective business judgment and experience of members of the committee, and the committee approved, adopted and ratified our loan from Contran in all respects.
Data Recovery Program.  Contran and Kronos Worldwide participate in a combined information technology data recovery program that Contran provides from a data recovery center that it established.  The program’s costs are apportioned among these companies.  Kronos Worldwide paid Contran $0.2 million for such services in 2019.  We expect that the relationship between Kronos Worldwide and Contran with respect to these matters will continue in 2020.  During 2019, the audit committee of Kronos Worldwide approved and ratified its participation in the data recovery program in accordance with the terms of its own related party transactions policy.
Guarantees Provided to Valhi by Affiliates and Related Items.  From time to time, Contran and its affiliates may provide guarantees and/or pledge collateral with respect to our indebtedness or our other obligations.  During 2019, a Contran affiliate guaranteed certain indebtedness and deferred payment obligations of Tremont to a third party, as more fully described below.  We expect the guarantee of Tremont’s third-party indebtedness will continue in 2020.
•
At December 31, 2019, Dixie Rice had guaranteed Tremont’s obligations under a promissory note payable ($2.0 million principal amount outstanding) and a deferred payment obligation ($11.1 million face value, $9.9 million carrying value), in each case issued by Tremont in connection with the acquisition of an additional ownership interest in BMI and LandWell in December 2013.

In March 2019, our management made a presentation to our audit committee regarding the guarantees and related items provided to us and our subsidiaries by Contran and its affiliates.  Among other things during such presentation, the committee was informed of the following (in addition to the matters described above):
•
in connection with the guarantees and related items, the company benefiting from the guarantee has generally indemnified the guarantor from any loss the guarantor might suffer as a result of the guarantor providing the guarantees;

•
the benefits to us of having such guarantees and related items issued or provided on our behalf include, among other things, the fact that the third-party beneficiaries of such guarantees and related items would not have entered into the transaction associated with such guarantees in the absence of such guarantees; and

•	these guarantees and related items have been issued or provided on our behalf without cost to us.
As part of the presentation, our chief financial officer, after consultation with other members of our management, advised the committee of his belief that the guarantees and related items issued or provided on our behalf are fair and reasonable to us, and are on terms no less favorable to us than could be obtained from unrelated parties, and provided the committee with his recommendation that the committee approve, adopt and ratify the guarantees and related items in all respects.

After considering the information contained in the presentation, including the recommendation of our chief financial officer, and following further discussion and review by the audit committee, our audit committee determined that the terms of the guarantees and related items issued or provided on our behalf are fair and reasonable to us, and are on terms no less favorable than we could otherwise obtain from unrelated parties, in each case based on the collective business judgment and experience of members of the committee, and the committee approved, adopted and ratified the guarantees and related items in all respects.
Guarantees Provided by Valhi to Affiliates and Related Items.  From time to time, we and our subsidiaries may provide guarantees and/or pledge collateral with respect to indebtedness or other obligations of Contran and its affiliates. At December 31, 2019, we had pledged an aggregate 25.0 million shares of our Kronos Worldwide common stock as collateral under Contran’s third-party revolving bank credit facility.  We receive an annual fee from Contran for pledging these shares equal to the aggregate fair market value of the shares pledged multiplied by 50 basis points, payable quarterly.  During 2019 we received $1.9 million from Contran for this pledge.  We expect this relationship with Contran will continue in 2020.
In March 2019, our management made a presentation to our audit committee regarding the pledge of Kronos Worldwide shares for the benefit of Contran.  Among other things during such presentation, the committee was informed of the following (in addition to the matters described above):
•	in connection with our pledge of the Kronos Worldwide shares, Contran has indemnified us from any loss we might suffer as a result of providing the pledge; and
•
the benefits to us of pledging such shares of Kronos Worldwide common stock include, among other things, the fact that we currently have a $360 million revolving credit facility with Contran, and the Contran third-party revolving bank credit facility is one of Contran’s sources of liquidity in order for Contran to have sufficient funds to loan to us under our loan from Contran.

As part of the presentation, our chief financial officer, after consultation with other members of our management, advised the committee of his belief that the terms of the pledge of our shares of Kronos Worldwide common stock as collateral under Contran’s third-party revolving bank credit facility (including the fee we receive for such pledge) is fair and reasonable to us, and is on terms no less favorable than we could otherwise obtain from unrelated parties, and provided the committee with his recommendation that the committee approve, adopt and ratify such pledge in all respects.
After considering the information contained in the presentation, including the recommendation of our chief financial officer, and following further discussion and review by the audit committee, our audit committee determined that the terms of the pledge of our shares of Kronos Worldwide common stock as collateral under Contran’s third-party revolving bank credit facility (including the fee we receive for such pledge) is fair and reasonable to us, and is on terms no less favorable than we could otherwise obtain from unrelated parties, in each case based on the collective business judgment and experience of members of the committee, and the committee approved, adopted and ratified such pledge in all respects.

AUDIT COMMITTEE REPORT
Our audit committee of the board of directors is composed of four directors and operates under a written charter adopted by the board of directors.  All members of our audit committee meet the independence standards established by the board of directors and the NYSE and promulgated by the SEC under the Sarbanes-Oxley Act of 2002.  One member of our audit committee meets the audit committee financial expert requirements under the applicable SEC rules.  The audit committee charter is available on our website at www.valhi.net under the corporate governance section, and our audit committee reviews the adequacy of and compliance with such charter annually.
Our management is responsible for, among other things, preparing our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, or “GAAP,” establishing and maintaining internal control over financial reporting (as defined in Securities Exchange Act Rule 13a-15(f)) and evaluating the effectiveness of such internal control over financial reporting.  Our independent registered public accounting firm is responsible for auditing our consolidated financial statements in accordance with the standards of the PCAOB and for expressing an opinion on the conformity of the financial statements with GAAP.  Our independent registered public accounting firm is also responsible for auditing our internal control over financial reporting in accordance with such standards and for expressing an opinion on our internal control over financial reporting.
Our audit committee assists the board of directors in fulfilling its responsibility to oversee management’s implementation of our financial reporting process and the audits of our consolidated financial statements and our internal control over financial reporting.   Our audit committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm.  As part of fulfilling this responsibility, our audit committee engages in an annual evaluation of, among other things, the firm’s qualifications, competence, integrity, expertise, performance, independence and communications with the committee (including these factors as they relate specifically to the firm’s lead audit engagement partner), and whether the current firm should be retained for the upcoming year’s audit.  Our audit committee discusses with our independent registered public accounting firm the overall scope and plans for the audits they will perform, and the committee meets with the firm throughout the year, both with and without management being present, to monitor the firm’s execution of and results obtained from their audits.  Our audit committee performs other activities throughout the year, in accordance with the responsibilities of the audit committee specified in the audit committee charter, including the approval or ratification of certain related party transactions in accordance with the terms of our RPT Policy, as discussed above in the Certain Relationships and Transactions section in this proxy statement.
In its oversight role, our audit committee reviewed and discussed our audited consolidated financial statements and our internal control over financial reporting with management and with PwC, our independent registered public accounting firm for 2019.  Management and PwC indicated that our consolidated financial statements as of and for the year ended December 31, 2019 were fairly stated in accordance with GAAP and that our internal control over financial reporting was effective as of December 31, 2019.  Our audit committee discussed with PwC and management the significant accounting policies used and significant estimates made by management in the preparation of our audited consolidated financial statements, and the overall quality of management’s financial reporting process.  Our audit committee and PwC also discussed any issues deemed significant by PwC or the committee, including the matters required to be discussed pursuant to the standards of the PCAOB, the rules of the SEC and other applicable regulations.  PwC has provided to our audit committee written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and our audit committee discussed with PwC the firm’s independence.  Our audit committee also concluded that PwC’s provision of other permitted non-audit services to us and our related entities is compatible with PwC’s independence.
Based upon the foregoing considerations, our audit committee recommended to the board of directors that our audited consolidated financial statements be included in our 2019 Annual Report on Form 10-K for filing with the SEC.
The members of our audit committee of the board of directors respectfully submit the foregoing report as of March 12, 2020.
Thomas E. Barry Chairman of our Audit Committee	W. Hayden McIlroy Member of our Audit Committee

Terri L. Herrington Member of our Audit Committee	Mary A. Tidlund Member of our Audit Committee

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM MATTERS
Independent Registered Public Accounting Firm.  PwC served as our independent registered public accounting firm for the year ended December 31, 2019.  Our audit committee has appointed PwC to review our quarterly unaudited condensed consolidated financial statements to be included in our Quarterly Report on Form 10‑Q for the first quarter of 2020.  We expect PwC will be considered for appointment to:
•
review our quarterly unaudited condensed consolidated financial statements to be included in our Quarterly Reports on Form 10-Q for the second and third quarters of 2020 and the first quarter of 2021; and

•	audit our annual consolidated financial statements and internal control over financial reporting for the year ending December 31, 2020.
Representatives of PwC are not expected to attend our 2020 annual stockholder meeting.
Fees Paid to PricewaterhouseCoopers LLP.  The following table shows the aggregate fees that PwC has billed or is expected to bill to us, NL, Kronos Worldwide or CompX for services rendered for 2018 and 2019 that our audit committee authorized for us and our privately held subsidiaries and the NL, Kronos Worldwide or CompX audit committees each separately authorized for its corporation and such corporation’s privately held subsidiaries.  Additional fees for 2019 may subsequently be authorized and paid to PwC, in which case the amounts disclosed below for fees paid to PwC for 2019 would be adjusted to reflect such additional payments in our proxy statement relating to next year’s annual stockholder meeting.  In this regard, we have similarly adjusted the audit fees shown for 2018 from the amounts disclosed in our 2019 proxy statement.
Entity (1)	Audit Fees (2)	Audit Related Fees (3)	Tax Fees (4)	All Other Fees	Total
	(in thousands)
Valhi and Subsidiaries
2018	945	-0-	-0-	-0-	945
2019	1,025	-0-	-0-	-0-	1,025

NL and Subsidiaries
2018	544	-0-	-0-	-0-	544
2019	647	-0-	-0-	-0-	647

Kronos Worldwide and Subsidiaries
2018	3,657	67	6	-0-	3,730
2019	3,833	42	10	-0-	3,885

CompX and Subsidiaries
2018	894	-0-	-0-	-0-	894
2019	956	-0-	-0-	-0-	956

Total
2018	6,040	67	6	-0-	6,113
2019	6,461	42	10	-0-	6,513

(1)	Fees are reported without duplication.
(2)	Fees for the following services:
(a)	audits of consolidated year-end financial statements for each year and, as applicable, of internal control over financial reporting;
(b)	reviews of the unaudited quarterly financial statements appearing in Forms 10-Q for each of the first three quarters of each year;
(c)	consents and/or assistance with registration statements filed with the SEC;
(d)	normally provided statutory or regulatory filings or engagements for each year; and
(e)	the estimated out-of-pocket costs PwC incurred in providing all of such services, for which PwC is reimbursed.
(3)
Fees for assurance and related services reasonably related to the audit or review of financial statements for each year.  These services included accounting consultations and attest services concerning financial accounting and reporting standards and advice concerning internal control over financial reporting, as applicable.

(4)	Permitted fees for tax compliance, tax advice and tax planning services.

Preapproval Policies and Procedures.  For the purpose of maintaining the independence of our independent registered public accounting firm, our audit committee has adopted policies and procedures for the preapproval of audit and other permitted services the firm provides to us or any of our subsidiaries other than our publicly held subsidiaries and their respective subsidiaries.  We may not engage the firm to render any audit or other permitted service unless the service is approved in advance by our audit committee pursuant to the committee’s preapproval policy.  Pursuant to the policy:
•
the committee must specifically preapprove, among other things, the engagement of our independent registered public accounting firm for audits and quarterly reviews of our financial statements, services associated with certain regulatory filings, including the filing of registration statements with the SEC, and services associated with potential business acquisitions and dispositions involving us; and

•
for certain categories of other permitted services provided by our independent registered public accounting firm, the committee may preapprove limits on the aggregate fees in any calendar year without specific approval of the service.

These other permitted services include:
•	audit-related services, such as certain consultations regarding accounting treatments or interpretations and assistance in responding to certain SEC comment letters;
•	audit-related services, such as certain other consultations regarding accounting treatments or interpretations, employee benefit plan audits, due diligence and control reviews;
•	tax services, such as tax compliance and consulting, transfer pricing, customs and duties and expatriate tax services; and
•	assistance with corporate governance matters and filing documents in foreign jurisdictions not involving the practice of law.
The policy also lists certain services for which the independent auditor is always prohibited from providing us under applicable requirements of the SEC or the PCAOB.
Pursuant to the policy, our audit committee has delegated preapproval authority to the chairman of the committee or his designee to approve any fees in excess of the annual preapproved limits for these categories of other permitted services provided by our independent registered public accounting firm.  The chairman must report any action taken pursuant to this delegated authority at the next meeting of the committee.
For 2019, our audit committee preapproved all of PwC’s services provided to us or any of our subsidiaries, other than our publicly held subsidiaries and their subsidiaries, in compliance with our preapproval policy without the use of the SEC’s de minimis exception to such preapproval requirement.

PROPOSAL 2
NONBINDING ADVISORY RESOLUTION ON NAMED EXECUTIVE OFFICER COMPENSATION
Background.  Pursuant to Section 14A of the Securities Exchange Act, a publicly held company is required to submit to its stockholders a nonbinding advisory vote to approve the compensation of its named executive officers, commonly known as a “Say-on-Pay” proposal.  Our stockholders have approved an annual frequency for these Say-on-Pay proposals.  After the 2020 annual meeting of stockholders, the next nonbinding stockholder advisory vote on a Say-on-Pay proposal will be at our 2021 annual meeting of stockholders. The next nonbinding stockholder advisory vote on the frequency of a Say-on-Pay proposal will be at our 2023 annual meeting of stockholders.
Say-on-Pay Proposal.  This proposal affords our stockholders the opportunity to submit a nonbinding advisory vote on our named executive officer compensation.  The Compensation Discussion and Analysis section, the tabular disclosure regarding our named executive officer compensation and the related disclosure in this proxy statement describe our named executive officer compensation and the compensation decisions made by our management and our management development and compensation committee of the board of directors with respect to our named executive officers.  This proposal is not intended to address any specific element of compensation of our named executive officers as described in this proxy statement, but the compensation of our named executive officers in general.  Our board of directors requests that each stockholder cast a nonbinding advisory vote to adopt the following resolution:
RESOLVED, that, by the affirmative vote of the holders of the majority of the outstanding shares present in person or represented by proxy at the 2020 annual stockholder meeting and entitled to vote on the subject matter, the stockholders of Valhi, Inc. approve, on a nonbinding advisory basis, the compensation of its executive officers named in the 2019 Summary Compensation Table in the 2020 annual meeting proxy statement of Valhi, Inc. as such compensation is disclosed in the proxy statement pursuant to the executive compensation disclosure rules of the U.S. Securities and Exchange Commission, which disclosure includes the compensation discussion and analysis, the compensation tables and any related disclosure in the proxy statement.
Effect of the Proposal.  The Say-on-Pay proposal is nonbinding and advisory.  Our stockholders’ approval or disapproval of this proposal will not require our board of directors, its management development and compensation committee or our management to take any action regarding our executive compensation practices.
Vote Required.  Because this proposal is a nonbinding advisory vote, there is no minimum requisite vote to approve the Say-on-Pay proposal.  The proposed resolution provides that the affirmative vote of the holders of the majority of the outstanding shares present in person or represented by proxy at the 2020 annual stockholder meeting and entitled to vote on the subject matter will be the requisite vote to adopt the resolution and approve the compensation of our named executive officers as such compensation is disclosed in this proxy statement.  Accordingly, abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote.  Broker/nominee non-votes will not be counted as entitled to vote and will have no effect on this proposal.
Dixie Rice has indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR the Say-on-Pay proposal and adoption of the resolution that approves the compensation of our named executive officers as described in this proxy statement.  If Dixie Rice attends the meeting in person or by proxy and votes as indicated, the meeting will have a quorum present and the stockholders will adopt the resolution and approve the nonbinding advisory Say-on-Pay proposal.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE SAY-ON-PAY PROPOSAL AS SET FORTH IN THE NONBINDING ADVISORY RESOLUTION APPROVING OUR NAMED EXECUTIVE OFFICER COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3
THE REVERSE STOCK SPLIT PROPOSAL
General.    Valhi is asking stockholders to adopt and approve a proposed amendment to our third amended and restated certificate of incorporation to effect the Reverse Stock Split and the Authorized Share Reduction. Our board of directors has unanimously approved and declared advisable the proposed amendment, and recommends that our stockholders adopt and approve the proposed amendment. The foregoing description of the proposed amendment is a summary and is subject to the full text of the proposed amendment, which is attached to this proxy statement as Exhibit A.
If stockholders approve this proposal, our board of directors will cause the certificate of amendment to be filed with the Delaware Secretary of State and effect the Reverse Stock Split and the Authorized Share Reduction only if our board determines that the Reverse Stock Split and the Authorized Share Reduction would be in the best interests of Valhi and its stockholders. The Reverse Stock Split and Authorized Share Reduction could become effective as soon as the business day immediately following the annual meeting. The board of directors also may determine in its discretion not to effect the Reverse Stock Split and the Authorized Share Reduction and not to file the certificate of amendment. Valhi will not effect the Reverse Stock Split without also effecting the Authorized Share Reduction, and vice versa. No further action on the part of stockholders will be required to either implement or abandon the Reverse Stock Split or the Authorized Share Reduction. If our board of directors does not implement the Reverse Stock Split prior to the one year anniversary of the 2020 annual meeting of stockholders, the board will seek stockholder approval before implementing any reverse stock split after such time.
The proposed amendment, if effected, will:
•
effect a reverse stock split of the outstanding shares of Valhi’s common stock at a reverse stock split ratio of 1-for-8, 1-for-10 or 1-for-12, as determined by our board of directors at a later date; and

•
result in a reduction in the number of authorized shares of Valhi’s stock from 505,000,000 shares (500,000,000 shares of common stock and 5,000,000 shares of preferred stock), par value $.01 per share, to 50,500,000 shares (50,000,000 shares of common stock and 500,000 shares of preferred stock), par value $.01 per share.

All holders of Valhi’s common stock will be affected proportionately by the Reverse Stock Split (subject to the treatment of fractional shares) and the Authorized Share Reduction.
No fractional shares of common stock will be issued as a result of the Reverse Stock Split. Instead, any stockholder of record who would have been entitled to receive a fractional share as a result of the Reverse Stock Split will receive a cash payment in lieu of such fractional share. Each common stockholder will hold the same percentage of the outstanding common stock immediately following the Reverse Stock Split as that stockholder did immediately prior to the Reverse Stock Split, except to the extent that the Reverse Stock Split results in stockholders receiving cash in lieu of fractional shares. The par value of our common stock will continue to be $0.01 per share (see “—Effects of the Reverse Stock Split and the Authorized Share Reduction—Accounting Matters”).
Reasons for the Reverse Stock Split and the Authorized Share Reduction.
Reverse Stock Split.  Our annual listing fees with the NYSE are calculated based on the number of outstanding shares of our common stock.  The Reverse Stock Split would substantially reduce the number of outstanding shares of our common stock, which would result in a reduction in Valhi’s NYSE listing fees.
In addition, our board of directors believes that the Reverse Stock Split, by increasing the per share trading price of our common stock, may improve marketability of our common stock and may encourage interest and trading in our common stock. Many brokerage houses, institutional investors and funds have internal policies and practices that either prohibit them from investing in lower-priced stocks or tend to discourage individual brokers from recommending lower-priced stocks to their customers.  Some of those policies and practices may cause the processing of trades in lower-priced stocks to be economically unattractive to brokers. Additionally, because brokers’ commissions on  lower-priced stocks generally represent a higher  percentage of the stock price than commissions on higher-priced  stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

Authorized Share Reduction.As a matter of Delaware law, the implementation of the Reverse Stock Split does not require a reduction in the total number of authorized shares of our common stock. However, if stockholders adopt and approve the amendment to our third amended and restated certificate of incorporation to effect the Reverse Stock Split and the Authorized Share Reduction and the Reverse Stock Split is implemented, the authorized number of shares of our common stock and preferred stock also would be reduced.  The board believes that the Authorized Share Reduction is appropriate in light of the range of the number of issued shares of Common Stock that would result from the Reverse Stock Split.
Criteria to be Used for Determining the Ratio.  In determining whether to implement the Reverse Stock Split and which reverse stock split ratio to implement, if any, following receipt of stockholder approval of the reverse stock split proposal, our board of directors may consider, among other things, various factors, such as:
•	the historical trading price and trading volume of our common stock;
•	the then-prevailing market price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;
•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and
•	prevailing general market and economic conditions.
Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split and the Authorized Share Reduction.
We cannot assure you that the proposed Reverse Stock Split will increase our stock price. Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share trading price of our common stock. However, other factors, such as our financial results and financial outlook and investor perception of our future prospects, as well as general market and economic conditions, among many factors, may positively or negatively affect the trading price of our common stock. In addition, the effect of the Reverse Stock Split on the per share trading price of our common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied, particularly since some investors may view a reverse stock split negatively.  Therefore, even if the Reverse Stock Split is effected, the per share trading price of our common stock may not increase to a level we may have expected following the Reverse Stock Split or, if it does, the per share trading price of our common stock may decrease in the future.
The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs.  The liquidity of our common stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding and part of the public float (which public float already has relatively few common shares, since most of our shares are held by one of our parent companies), particularly if the per share trading price does not increase as a result of the Reverse Stock Split.  In addition, if the Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability of our common stock as described above.
Effective Time.  The effective time of the Reverse Stock Split and the Authorized Share Reduction (the “Effective Time”), if approved by stockholders and implemented by Valhi, will be the date and time set forth in the certificate of amendment that is filed with the Delaware Secretary of State.  We currently anticipate that such filing will take place promptly following the annual meeting, assuming the stockholders approve the amendment, but the exact timing of the filing of the amendment will be determined by our board of directors. The Effective Time could occur as soon as the business day immediately following the annual meeting.
Fractional Shares.  Stockholders will not receive fractional shares of common stock in connection with the Reverse Stock Split. Stockholders of record who would have been entitled to a fractional share will instead be entitled to receive a cash payment in an amount equal to the product obtained by multiplying (i) the average of the closing sales prices of our common stock for ten full trading days prior to the Effective Time as reported on the NYSE by (ii) the number of shares of our common stock held by such stockholder before the Reverse Stock Split that would otherwise have resulted in such fractional share interest.

Stockholders will not be entitled to receive interest for the period of time between the Effective Time and the date payment is made for their fractional share interest. You should also be aware that, under the escheat laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.
If you believe that you may not hold sufficient shares of Valhi’s common stock at the Effective Time to receive at least one share in the Reverse Stock Split and you want to continue to hold Valhi’s common stock after the Reverse Stock Split, you may do so by either:
•	purchasing a sufficient number of shares of Valhi’s common stock; or
•	if you have shares of Valhi’s common stock in more than one account, consolidating your accounts;
in each case, so that you hold a number of shares of our common stock in your account prior to the Reverse Stock Split that would entitle you to receive at least one share of common stock in the Reverse Stock Split. Shares of our common stock held in registered form and shares of our common stock held in “street name” (that is, through a broker, bank or other holder of record) for the same stockholder will be considered held in separate accounts and will not be aggregated when effecting the Reverse Stock Split.
Effects of the Reverse Stock Split and the Authorized Share Reduction.
General.  After the Effective Time, each stockholder will own a reduced number of shares of common stock. The principal effect of the Reverse Stock Split and the Authorized Share Reduction will be to proportionately decrease the number of outstanding shares of our common stock based on the reverse stock split ratio selected by our board of directors of 1-for-8, 1-for-10 or 1-for-12.
Voting rights and other rights of the holders of our common stock will not be affected by the Reverse Stock Split, other than as a result of the treatment of fractional shares as described above. For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the effectiveness of the Reverse Stock Split will generally continue to hold 2% (assuming there is no impact as a result of the payment of cash in lieu of issuing fractional shares) of the voting power of the outstanding shares of our common stock after the Reverse Stock Split. The number of stockholders of record will not be affected by the Reverse Stock Split (except to the extent any are cashed out as a result of holding fractional shares). If approved and implemented, the Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of our common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. Our board of directors believes, however, that these potential effects are outweighed by the benefits of the Reverse Stock Split.
After the Effective Time, our common stock would have a new committee on uniform securities identification procedures, or CUSIP, number, a number used to identify our common stock. Our common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, or the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of our common stock under the Exchange Act or the listing of our common stock on the NYSE. Following the Reverse Stock Split, we expect our common stock will continue to be listed on the NYSE under the symbol “VHI” although it will be considered a new listing with a new CUSIP number.
Pursuant to our third amended and restated certificate of incorporation, our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share.  The Authorized Share Reduction would decrease our authorized capital stock to  50,000,000 shares of common stock, par value $0.01 per share, and 500,000 shares of preferred stock, par value $0.01 per share.

 Valhi currently believes that the number of shares available for future issuance  following any reduction in the number of authorized shares of common stock will be adequate for its  foreseeable future needs.  However, it is possible that the reduction could leave Valhi without an adequate number of authorized but unissued shares in the future to address the need for shares to, for example, conclude a financing or acquisition transaction or implement a stock-based stock option or other incentive compensation program.  Any future increase in the number of shares Valhi is authorized to issue would require stockholder approval.
Our board of directors has previously designated 5,000 shares of our preferred stock as 6% Series A preferred stock, par value $0.01 per share, and all 5,000 shares of Series A preferred stock are issued and outstanding and held by Contran Corporation, one of our parent companies.  The proposed amendment to our third amended and restated certificate of incorporation to effect the Reverse Stock Split and the Authorized Share Reduction would not impact the par value of the preferred stock or the number of issued or outstanding shares of Series A preferred stock.
Accounting Matters. The Reverse Stock Split will not affect the common stock capital account on our balance sheet, and the par value of our common stock will remain unchanged. The stated capital component, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced in proportion to the size of the Reverse Stock Split, subject to a minor adjustment in respect of the treatment of fractional shares, and the additional paid-in capital account will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged. Immediately after the Reverse Stock Split, the per share net income or loss and net book value of our common stock will be increased, as compared to the per share amounts absent the Reverse Stock Split, because there will be fewer shares of common stock outstanding. All historic and per share amounts in our financial statements and related footnotes (for periods after the Reverse Stock Split and, on a pro forma basis, for periods prior to the Reverse Stock Split) will be restated to reflect the Reverse Stock Split.
Effect on Valhi’s 2012 Director Stock Plan.  Under the terms of our 2012 Director Stock Plan, if the Reverse Stock Split is effected, the management development and compensation committee of our board of directors has the authority to make adjustments to the maximum number of shares of our common stock available for issuance under the plan or to any one director under the plan in any one calendar year if the committee determines that the Reverse Stock Split equitably requires adjustments to such amounts.  It is expected that, prior to our 2021 annual stockholder meeting (when, as preapproved by our management development and compensation committee, each of our eligible directors receives a stock grant), themanagement development and compensation committee will address any such adjustments in its discretion.
No Going Private Transaction. Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, our board of directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.
Shares Held in Certificated Form.  If you hold any of your shares of our common stock in certificated form (the “Old Certificate(s)”), you will receive a transmittal letter from our transfer agent as soon as practicable after the Effective Time. The transmittal letter will be accompanied by instructions specifying how you can deliver your Old Certificate(s) and exchange them for shares of common stock held in book-entry form through the Depository Trust Company’s Direct Registration System. As soon as practicable after your delivery to the transfer agent of the transmittal letter and your Old Certificate(s), you will receive a transaction statement showing the post-Reverse Stock Split shares of common stock you own in book-entry form together with any payment of cash in lieu of fractional shares to which you are entitled. Until surrendered as contemplated herein, a stockholder’s Old Certificate(s) shall be deemed at and after the Effective Time to represent the number of full shares of our common stock resulting from the Reverse Stock Split. However, you must exchange your Old Certificates in order to trade your shares for value or to effect transfers or deliveries of your shares after the Reverse Stock Split.
YOU SHOULD NOT SEND YOUR OLD CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE THE LETTER OF TRANSMITTAL FROM OUR TRANSFER AGENT.

Shares Held in Book-Entry. If you hold registered shares of our common stock in book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of our common stock in registered book-entry form or your cash payment in lieu of fractional shares, if applicable. If you are entitled to post-Reverse Stock Split shares of our common stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of our common stock you hold. In addition, if you are entitled to a payment of cash in lieu of fractional shares, a check will be mailed to you at your registered address as soon as practicable after the Effective Time.
Shares Held Through a Broker, Bank or Other Holder of Record. If you hold shares of our common stock in “street name” (that is, through a broker, bank or other holder of record), your broker, bank or other intermediary will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our common stock in “street name.”  These brokers, banks or other intermediaries may apply their own specific procedures for processing the Reverse Stock Split and making payment for fractional shares. If you hold your shares of our common stock with a broker, bank or other intermediary, and you have any questions in this regard, we encourage you to contact your bank, broker or other intermediary.
No Appraisal Rights.  Under the General Corporation Law of the State of Delaware, our stockholders are not entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split described in this proposal, and we will not independently provide our stockholders with any such rights.
Interest of Certain Persons in Matters to be Acted Upon.  No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split or the Authorized Share Reduction that is not shared by all of our other stockholders.
Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split.  The following discussion is a general summary of certain U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to holders of our common stock that hold such stock as a capital asset for U.S. federal income tax purposes (generally, property held for investment). This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions as of the date hereof, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below.
This discussion applies only to holders that are U.S. Holders (as defined below) that hold their shares of our common stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment) and does not address all aspects of federal income taxation that may be relevant to such holders in light of their particular circumstances or to holders that may be subject to special tax rules, including: (i) holders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (or other flow-through entities for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (viii) U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar; (ix) persons holding our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquire shares of our common stock in connection with employment or other performance of services; or (xi) U.S. expatriates. If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership.  If you are a partner in a partnership holding shares of our common stock, you should consult your tax advisor regarding the tax consequences of the Reverse Stock Split.
We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or a court would not sustain any such challenge. The following summary does not address any U.S. state or local or any foreign tax consequences, any estate, gift or other non-U.S. federal income tax consequences, or the Medicare tax on net investment income.
We believe that the Reverse Stock Split will constitute a reorganization under Section 368(a)(1)(E) of the Code.  Accordingly, we should not recognize taxable income, gain or loss in connection with the Reverse Stock Split.

EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH HOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.
For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of our common stock that for U.S. federal income tax purposes is: (1) an individual citizen or resident of the United States; (2) a corporation (including any entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state or political subdivision thereof; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect to be treated as a U.S. person.
The Reverse Stock Split is intended to be treated as a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder’s aggregate tax basis in the shares of our common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of our common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock), and such U.S. Holder’s holding period in the shares of our common stock received should include the holding period in the shares of our common stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the Reverse Stock Split. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
A U.S. Holder that receives cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder’s tax basis in the shares of our common stock surrendered that is allocated to such fractional share. Such capital gain or loss should be long term capital gain or loss if the U.S. Holder’s holding period for our common stock surrendered exceeded one year at the Effective Time.
Voting Requirements.  The adoption of Proposal 3 (the reverse stock split proposal) requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock.  Dixie Rice has indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR Proposal 3.  If Dixie Rice attends the meeting in person or by proxy and votes as indicated, the meeting will have a quorum present and the stockholders will adopt Proposal 3.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 3 (THE REVERSE STOCK SPLIT PROPOSAL).

OTHER MATTERS
The board of directors knows of no other business that will be presented for consideration at the annual meeting.  If any other matters properly come before the meeting, the persons designated as agents in the enclosed proxy card will vote on such matters in their discretion.
2019 ANNUAL REPORT ON FORM 10-K
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 is included as part of the annual report made available to our stockholders with this proxy statement and may also be accessed on our website at www.valhi.net.
STOCKHOLDERS SHARING THE SAME ADDRESS
Stockholders who share an address and hold shares through a brokerage firm or other nominee may receive only one copy of the notice of internet availability of proxy materials.  This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses.  A number of brokerage firms have instituted householding.  You should notify your brokerage firm or other nominee if:

•	you no longer wish to participate in householding and would prefer to receive a separate notice of internet availability of proxy materials; or
•	you receive multiple copies of the notice of internet availability of proxy materials at your address and would like to request householding of our communications.
REQUEST COPIES OF THE 2019 ANNUAL REPORT AND THIS PROXY STATEMENT
To obtain copies of our 2019 Annual Report to Stockholders or this proxy statement without charge, please mail your request to the attention of Jane R. Grimm, corporate secretary, at Valhi, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2620, or call her at 972.233.1700.
Valhi, Inc.

Dallas, Texas
April [ • ], 2020

Exhibit A

CERTIFICATE OF AMENDMENT
TO THE
THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
VALHI, INC.

 Valhi, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1. The Third Amended and Restated Certificate of Incorporation of the Corporation is hereby amended as follows:

a. The first sentence of Article IV is deleted and replaced with the following:

“The total number of shares of all classes of stock which the Corporation has authority to issue is fifty million five hundred thousand (50,500,000) shares, of which fifty million (50,000,000) shares are common stock, $.01 par value per share (hereinafter referred to as “Common Stock”), and five hundred thousand (500,000) shares are preferred stock, $.01 par value per share (hereinafter referred to as “Preferred Stock”).”

b. The following is added as a new Section 4.4 in Article IV:

“Section 4.4.  Upon this Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of the Corporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time each [●] ([●])1 shares of Common Stock then issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock.  No fractional shares will be issued and, in lieu thereof, stockholders otherwise entitled to receive a fractional share will instead receive cash for such stockholder’s fractional share on a basis determined by the Board of Directors of the Corporation. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (an “Old Certificate”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.”

2. This Certificate of Amendment shall become effective as of [                     ] at [        ] [a.m./p.m.].

3. This Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Valhi, Inc. has caused this Certificate to be executed by its duly authorized officer on this ___ day of ______, 20___.

VALHI, INC.

By:
Name:
Title:

[1]	To be replaced with eight (8), ten (10) or twelve (12), depending on the final ratio determined by our board of directors among the alternatives approved by our stockholders.
A-1

Valhi, Inc.
Three Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, Texas 75240‑2620

Valhi, Inc.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VALHI, INC. FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 28, 2020

The undersigned hereby appoints James W. Brown, Andrew B. Nace and Jane R. Grimm, and each of them, proxy for the undersigned, with full power of substitution, to vote on behalf of the undersigned at the 2020 Annual Meeting of Stockholders (the “Meeting”) of Valhi, Inc., a Delaware corporation (“Valhi”), to be held at Valhi’s corporate offices at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2620 on Thursday, May 28, 2020, at 10:00 a.m. (local time), and at any adjournment or postponement of the Meeting, all of the shares of common stock, par value $0.01 per share, of Valhi standing in the name of the undersigned or that the undersigned may be entitled to vote on the proposals set forth, and in the manner directed, on this proxy card.

THIS PROXY AUTHORIZATION MAY BE REVOKED AS SET FORTH IN THE PROXY STATEMENT
THAT ACCOMPANIED THIS PROXY CARD.

The agents named on this proxy card, if this card is properly executed, will vote in the manner directed on this card.
If this card is properly executed but no direction is given with respect to the election of one or more nominees named on the reverse side of this card or proposal 2 or 3, the agents will vote “FOR” each such nominee for election as a director and “FOR” proposals 2 and 3. To the extent allowed by applicable law, the agents will vote in their discretion on any other matter that may properly come before the Meeting and any adjournment or postponement thereof.

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.
SEE REVERSE SIDE.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

Important Notice Regarding the Availability of Proxy Materials for the
Annual Stockholder Meeting to Be Held on May 28, 2020.

The proxy statement and annual report to stockholders (including Valhi’s Annual
Report on Form 10-K for the fiscal year ended December 31, 2019) are available at
http://www.viewproxy.com/Valhi/2020.

Please mark your vote like this ☒

The Board of Directors recommends a vote FOR all of the nominees listed and FOR Proposals 2 and 3.

1. Director Nominees:
01. Thomas E. Barry	☐ FOR	☐ WITHHOLD	2. Nonbinding advisory vote approving named executive officer compensation.
02. Loretta J. Feehan	☐ FOR	☐ WITHHOLD	☐ FOR ☐ AGAINST ☐ ABSTAIN
03. Robert D. Graham	☐ FOR	☐ WITHHOLD
3. Approval of an amendment to Valhi's third amended and restated certificate of incorporation to effect a reverse stock split of Valhi common stock and a reduction in authorizated shares of Valhi's stock.

04. Terri L. Herrington	☐ FOR	☐ WITHHOLD	☐ FOR ☐ AGAINST ☐ ABSTAIN
05. W. Hayden McIlroy	☐ FOR	☐ WITHHOLD	4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any adjournment or postponement thereof.
06. Mary A. Tidlund	☐ FOR	☐ WITHHOLD	WILL ATTEND THE MEETING ☐

Date , 2020

Signature
DO NOT PRINT IN THIS AREA (Shareholder Name & Address Data)
Signature

Note: Please sign exactly as the name that appears on this card.  Joint owners should each sign. When signing other than in an individual capacity, please fully describe such capacity. Each signatory hereby revokes all proxies heretofore given to vote at said Meeting and any adjournment or postponement thereof.

Change of Address – Please print new address below.

CONTROL NUMBER

FOLD AND DETACH HERE AND READ THE REVERSE SIDE.

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS
Please have your 11 digit control number ready when voting by Internet or Telephone.

(
INTERNET Vote Your Proxy on the Internet: Go to www.AALvote.com/VHI Have your proxy card available when you access the above website. Follow the prompts to vote your shares.
TELEPHONE
Vote Your Proxy by Phone:
Call 1 (866) 804-9616
Use any touch-tone telephone to vote your proxy.
Have your proxy card available when you call.
Follow the voting instructions to vote your shares.

MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.